AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 2007

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

(Exact name of registrant as specified in its charter)

Bermuda	98-0481737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27 RICHMOND ROAD PEMBROKE HM 08 BERMUDA (441) 278-5400	CT CORPORATION SYSTEM 111 EIGHTH AVENUE, 13TH FLOOR NEW YORK, NEW YORK 10011 (212) 894-8940
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

WESLEY D. DUPONT, ESQ. ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD 27 RICHMOND ROAD PEMBROKE HM 08, BERMUDA (441) 278-5400 (441) 292-0055 (FACSIMILE)	STEVEN A. SEIDMAN, ESQ. JEFFREY S. HOCHMAN, ESQ. WILLKIE FARR & GALLAGHER LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 728-8000 (212) 728-8111 (FACSIMILE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Shares(2)	(3)(4)	(3)(4)	(3)(4)	(9)
Preference Shares(5)	(3)(4)	(3)(4)	(3)(4)	(9)
Depositary Shares(6)	(3)(4)	(3)(4)	(3)(4)	(9)
Debt Securities(7)	(3)(4)	(3)(4)	(3)(4)	(9)
Warrants to Purchase Common Shares	(3)(4)	(3)(4)	(3)(4)	(9)
Warrants to Purchase Preference Shares	(3)(4)	(3)(4)	(3)(4)	(9)
Warrants to Purchase Debt Securities	(3)(4)	(3)(4)	(3)(4)	(9)
Share Purchase Contracts	(3)(4)	(3)(4)	(3)(4)	(9)
Share Purchase Units	(3)(4)	(3)(4)	(3)(4)	(9)
Units(8)	(3)(4)	(3)(4)	(3)(4)	(9)

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)	Also includes such presently indeterminate number of common shares as may be issued by Allied World Assurance Company Holdings, Ltd (“Allied World”) (a) upon conversion of or exchange for any debt securities or preference shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to deposit agreements, share purchase contracts, or unit agreements.

(3)	Not applicable pursuant to Form S-3 General Instruction II(E).

(4)	Such indeterminate number or amount of common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units of Allied World as may from time to time be issued at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units or Euros).

(5)	Also includes such presently indeterminate number of preference shares as may be issued by Allied World (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preference shares, (b) upon exercise of warrants to purchase preference shares or (c) pursuant to deposit agreements, share purchase contracts, or unit agreements.

(6)	To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preference share.

(7)	Subject to Note (4), such indeterminate principal amount of debt securities (which may be senior or subordinated).

(8)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.

(9)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

PROSPECTUS

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERENCE SHARES, WARRANTS TO PURCHASE DEBT SECURITIES, SHARE PURCHASE CONTRACTS, SHARE PURCHASE UNITS AND UNITS

We may offer and sell from time to time:

•	common shares;

•	preference shares;

•	depositary shares representing preference shares or common shares;

•	senior or subordinated debt securities;

•	warrants to purchase common shares, preference shares or debt securities;

•	share purchase contracts and share purchase units; and

•	units which may consist of any combination of the securities listed above.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

We may sell any combination of these securities in one or more offerings for an indeterminate number or amount of securities.

Our common shares are traded on the New York Stock Exchange under the symbol “AWH”. Other than our common shares, there is no public trading market for the other securities that may be offered hereby.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 31, 2007.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. This prospectus and the accompanying prospectus supplements will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

In this prospectus, references to “Allied World,” “we,” “us,” “our,” “our company,” “the company,” or other similar terms mean the consolidated operations of Allied World Assurance Company Holdings, Ltd and our consolidated subsidiaries, unless the context requires otherwise. In addition, references in this prospectus to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the United States Securities and Exchange Commission (the “Commission”) using a “shelf” registration process, relating to the common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, preference shares or debt securities, share purchase contracts, share purchase units, and units described in this prospectus. This means:

•	we may issue any combination of securities covered by this prospectus from time to time for an indeterminate number or amount of securities;

•	we will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

OVERVIEW

Allied World Assurance Company Holdings, Ltd (“Allied World”) is a Bermuda-based specialty insurance and reinsurance company that underwrites a diversified portfolio of property and casualty insurance and reinsurance lines of business. We write direct property and casualty insurance as well as reinsurance through our operations in Bermuda, the United States, Ireland and the United Kingdom. Since our formation in November 2001, we have focused primarily on the direct insurance markets. Direct insurance is insurance sold by an insurer that contracts directly with an insured, as distinguished from reinsurance, which is insurance sold by an insurer that contracts with another insurer. We offer our clients and producers significant capacity in both the direct property and casualty insurance markets.

We have three business segments: property insurance, casualty insurance and reinsurance. Our property segment includes the insurance of physical property and business interruption coverage for commercial property and energy-related risks. We write solely commercial coverages. This type of coverage is usually not written in one contract; rather, the total amount of protection is split into layers and separate contracts are written with separate consecutive limits that aggregate to the total amount of coverage required by the insured. We focus on the insurance of primary risk layers, where we believe our capital can be most effectively deployed. This means that we are typically part of the first group of insurers that cover a loss up to a specified limit.

Our direct casualty underwriters provide a variety of specialty insurance casualty products to large and complex organizations around the world. Our casualty segment specializes in insurance products providing coverage for general and product liability, professional liability and healthcare liability risks. We focus primarily on insurance of excess layers, which means we are insuring the second and/or subsequent layers of a policy above the primary layer.

Our reinsurance segment includes the reinsurance of property, general casualty, professional liability, specialty lines and property catastrophe coverages written by other insurance companies. We presently write reinsurance on both a treaty and a facultative basis, targeting several niche reinsurance markets including professional liability lines, specialty casualty, property for U.S. regional insurers, accident and health and to a lesser extent marine and aviation lines.

We operate in three geographic markets: Bermuda, Europe and the United States. Our Bermuda insurance operations focus primarily on underwriting risks for U.S. domiciled Fortune 1000 clients and other large clients with complex insurance needs. Our Bermuda reinsurance operations focus on underwriting treaty and facultative risks principally located in the United States, with additional exposures internationally. Our Bermuda office has ultimate responsibility for establishing our underwriting guidelines and operating procedures, although we provide our underwriters outside of Bermuda with significant local autonomy.

Our European operations focus predominantly on direct property and casualty insurance for large European and international accounts. We expect to capitalize on opportunities in European countries where terms and conditions are attractive, and where we can develop a strong local underwriting presence.

Our U.S. operations focus on the middle-market and non-Fortune 1000 companies. We generally operate in the excess and surplus lines segment of the U.S. market. By having offices in the United States, we believe we are better able to target producers and clients that would typically not access the Bermuda insurance market due to their smaller size or particular insurance needs. Our U.S. distribution platform concentrates primarily on direct casualty and property insurance, with a particular emphasis on professional liability, excess casualty risks and commercial property insurance.

OTHER INFORMATION

For further information regarding Allied World, including financial information, you should refer to our recent filings with the Commission.

Our registered and principal executive offices are located at 27 Richmond Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 278-5400.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•

depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts;

•	senior debt securities;

•	subordinated debt securities which will be subordinated in right of payment to our senior indebtedness;

•

warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•

warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates;

•

share purchase units, consisting of a share purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the share purchase contract, any of (1) our debt securities or (2) debt obligations of third parties, including U.S. Treasury securities; and

•	units which may consist of any combination of the securities listed above.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges for each of the periods indicated:

	NINE MONTHS ENDED SEPTEMBER 30,	FISCAL YEAR ENDED DECEMBER 31,
	2007	2006	2005(2)	2004	2003	2002
Ratio of Earnings to Fixed Charges (1)	12.4	13.9	(9.3)	*	*	*

(1)	For purposes of determining this ratio, “earnings” consist of consolidated net income before federal income taxes plus fixed charges. “Fixed charges” consist of interest expense on our former bank loan that was repaid from the proceeds of our initial public offering in July 2006, interest on our senior notes and one third of payments under our operating lease.

(2)	For the year ended December 31, 2005, earnings were insufficient to cover fixed charges by $175.8 million.

*	Our former bank loan was funded on March 30, 2005. Prior to this funding, we did not have any fixed charges and no ratios have been provided for prior periods.

RISK FACTORS

Before you invest in our securities, you should carefully consider the risks involved. In addition, we may include additional risk factors in a prospectus supplement to the extent there are additional risks related to the securities offered by that prospectus supplement. Accordingly, you should carefully consider the following risk factors and any additional risk factors included in the relevant prospectus supplement:

RISKS RELATED TO OUR COMPANY

Downgrades or the revocation of our financial strength ratings would affect our standing among brokers and customers and may cause our premiums and earnings to decrease.

Ratings have become an increasingly important factor in establishing the competitive position of insurance and reinsurance companies. Each of our principal operating insurance subsidiaries has been assigned a financial strength rating of “A” (Excellent) from A.M. Best Company (“A.M. Best”) and “A-” (Strong) from Standard & Poor’s Ratings Services (“S&P”). Allied World Assurance Company, Ltd and our U.S. operating insurance subsidiaries are rated A2 (Good) by Moody’s, Inc. (“Moody’s”). Each rating is subject to periodic review by, and may be revised downward or revoked at the sole discretion of, the rating agency. The ratings are neither an evaluation directed to investors in our common shares, preferences shares or other securities nor a recommendation to buy, sell or hold our common shares, preference shares or other securities. If the rating of any of our subsidiaries is revised downward or revoked, our competitive position in the insurance and reinsurance industry may suffer, and it may be more difficult for us to market our products. Specifically, any revision or revocation of this kind could result in a significant reduction in the number of insurance and reinsurance contracts we write and in a substantial loss of business as customers and brokers that place this business move to competitors with higher financial strength ratings.

Additionally, it is increasingly common for our reinsurance contracts to contain terms that would allow the ceding companies to cancel the contract for the portion of our obligations if our insurance subsidiaries are downgraded below an A- by A.M. Best. Whether a ceding company would exercise this cancellation right would depend, among other factors, on the reason for such downgrade, the extent of the downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. Therefore, we cannot predict in advance the extent to which this cancellation right would be exercised, if at all, or what effect any such cancellations would have on our financial condition or future operations, but such effect could be material.

We also cannot assure you that A.M. Best, S&P or Moody’s will not downgrade our insurance subsidiaries.

Actual claims may exceed our reserves for losses and loss expenses.

Our success depends on our ability to accurately assess the risks associated with the businesses that we insure and reinsure. We establish loss reserves to cover our estimated liability for the payment of all losses and loss expenses incurred with respect to the policies we write. Loss reserves do not represent an exact calculation of liability. Rather, loss reserves are estimates of what we expect the ultimate resolution and administration of claims will cost. These estimates are based on actuarial and statistical projections and on our assessment of currently available data, as well as estimates of future trends in claims severity and frequency, judicial theories of liability and other factors. Loss reserve estimates are refined as experience develops and claims are reported and resolved. Establishing an appropriate level of loss reserves is an inherently uncertain process. It is therefore possible that our reserves at any given time will prove to be inadequate.

To the extent we determine that actual losses or loss expenses exceed our expectations and reserves reflected in our financial statements, we will be required to increase our reserves to reflect our changed expectations. This could cause a material increase in our liabilities and a reduction in our profitability, including operating losses and a reduction of capital. Our results for the nine months ended September 30, 2007 included $210.1 million and $123.0 million of favorable (i.e., a loss reserve decrease) and adverse development (i.e., a loss reserve increase), respectively, of reserves relating to losses incurred for prior loss years. Our results for the year ended December 31, 2006 included $135.9 million and $25.2 million of favorable and adverse development, respectively, of reserves relating to losses incurred for prior loss years. In comparison, for the year ended December 31, 2005, our results included $72.1 million of adverse development of reserves, which included $62.5 million of adverse development from 2004 catastrophes, and $121.1 million of favorable development relating to losses incurred for prior accident years. Our results for the year ended December 31, 2004 included $81.7 million of favorable development and $2.3 million of adverse reserve development.

We have estimated our net losses from catastrophes based on actuarial analysis of claims information received to date, industry modeling and discussions with individual insureds and reinsureds. Accordingly, actual losses may vary from those estimated and will be adjusted in the period in which further information becomes available.

A complaint filed against our Bermuda insurance subsidiary could, if adversely determined or resolved, subject us to a material loss.

On April 4, 2006, a complaint was filed in the U.S. District Court for the Northern District of Georgia (Atlanta Division) by a group of several corporations and certain of their related entities in an action entitled New Cingular Wireless Headquarters, LLC et al, as plaintiffs, against certain defendants, including Marsh & McLennan Companies, Inc., Marsh Inc. and Aon Corporation, in their capacities as insurance brokers, and 78 insurers, including our insurance subsidiary in Bermuda, Allied World Assurance Company, Ltd.

The action generally relates to broker defendants’ placement of insurance contracts for plaintiffs with the 78 insurer defendants. Plaintiffs maintain that the defendants used a variety of illegal schemes and practices designed to, among other things, allocate customers, rig bids for insurance products and raise the prices of insurance products paid by the plaintiffs. In addition, plaintiffs allege that the broker defendants steered policyholders’ business to preferred insurer defendants. Plaintiffs claim that as a result of these practices, policyholders either paid more for insurance products or received less beneficial terms than the competitive market would have produced. The eight counts in the complaint allege, among other things, (i) unreasonable restraints of trade and conspiracy in violation of the Sherman Act, (ii) violations of the Racketeer Influenced and Corrupt Organizations Act, or RICO, (iii) that broker defendants breached their fiduciary duties to plaintiffs, (iv) that insurer defendants participated in and induced this alleged breach of fiduciary duty, (v) unjust enrichment, (vi) common law fraud by broker defendants and (vii) statutory and consumer fraud under the laws of certain U.S. states. Plaintiffs seek equitable and legal remedies, including injunctive relief, unquantified consequential and punitive damages, and treble damages under the Sherman Act and RICO. On October 16, 2006, the Judicial Panel on Multidistrict Litigation ordered that the litigation be transferred to the U.S. District Court for the District of New Jersey for inclusion in the coordinated or consolidated pretrial proceedings occurring in that court. Neither Allied World Assurance Company, Ltd nor any of the other defendants have responded to the complaint. Written discovery has begun but has not been completed. As a result of the court granting motions to dismiss in the related putative class action proceeding, prosecution of this case is currently stayed and the court is deciding whether to extend the current stay during the pendency of an appeal filed by the class action plaintiffs with the Third Circuit Court of Appeals. While this matter is in an early stage, it is not possible to predict its outcome, the company does not, however, currently believe that the outcome will have a material adverse effect on the company’s operations or financial position.

Government authorities are continuing to investigate the insurance industry, which may adversely affect our business.

The attorneys general for multiple states and other insurance regulatory authorities have been investigating a number of issues and practices within the insurance industry, and in particular insurance brokerage practices. These investigations of the insurance industry in general, whether involving the company specifically or not, together with any legal or regulatory proceedings, related settlements and industry reform or other changes arising therefrom, may materially adversely affect our business and future prospects.

When we act as a property insurer and reinsurer, we are particularly vulnerable to losses from catastrophes.

Our direct property insurance and reinsurance operations expose us to claims arising out of catastrophes. Catastrophes can be caused by various unpredictable events, including earthquakes, volcanic eruptions, hurricanes, windstorms, hailstorms, severe winter weather, floods, fires, tornadoes, explosions and other natural or man-made disasters. Over the past several years, changing weather patterns and climactic conditions such as global warming have added to the unpredictability and frequency of natural disasters in certain parts of the world and created additional uncertainty as to future trends and exposures. In addition, some experts have attributed the recent high incidence of hurricanes in the Gulf of Mexico and the Caribbean to a permanent change in weather patterns resulting from rising ocean temperature in the region. The international geographic distribution of our business subjects us to catastrophe exposure from natural events occurring in a number of areas throughout the world, including floods and windstorms in Europe, hurricanes and windstorms in Florida, the Gulf Coast and the Atlantic coast regions of the United States, typhoons and earthquakes in Japan and Taiwan and earthquakes in California and parts of the Midwestern United States known as the New Madrid zone. The loss experience of catastrophe insurers and reinsurers has historically been characterized as low frequency but high severity in nature. In recent years, the frequency of major catastrophes appears to have increased. Increases in the values and concentrations of insured property and the effects of inflation have resulted in increased severity of losses to the industry in recent years, and we expect this trend to continue.

In the event we experience further losses from catastrophes that have already occurred, there is a possibility that loss reserves for such catastrophes will be inadequate to cover the losses. In addition, because accounting principles generally accepted in the United States of America do not permit insurers and reinsurers to reserve for catastrophes until they occur, claims from these events could cause substantial volatility in our financial results for any fiscal quarter or year and could have a material adverse effect on our financial condition and results of operations.

We could face losses from terrorism, political unrest and pandemic diseases.

We have exposure to losses resulting from acts of terrorism and political instability. Although we generally exclude acts of terrorism from our property insurance policies and reinsurance treaties where practicable, we provide coverage in circumstances where we believe we are adequately compensated for assuming those risks. A pandemic disease could also cause us to suffer increased insurance losses on a variety of coverages we offer. Our reinsurance protections may only partially offset these losses. Moreover, even in cases where we seek to exclude coverage, we may not be able to completely eliminate our exposure to these events. It is impossible to predict the timing or severity of these events with statistical certainty or to estimate the amount of loss that any given occurrence will generate. We could also suffer losses from a disruption of our business operations and our investments may suffer a decrease in value due to the occurrence of any of these events. To the extent we suffer losses from these risks, such losses could be significant.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or results of operations.

We seek to limit our loss exposure by adhering to maximum limitations on policies written in defined geographical zones (which limits our exposure to losses in any one geographic area), limiting program size for each client (which limits our exposure to losses with respect to any one client), adjusting retention levels and establishing per risk and per occurrence limitations for each event and prudent underwriting guidelines for each insurance program written (all of which limit our liability on any one policy). Most of our direct liability insurance policies include maximum aggregate limitations. We cannot assure you that any of these loss limitation methods will be effective. In particular, geographic zone limitations involve significant underwriting judgments, including the determination of the areas of the zones and whether a policy falls within particular zone limits. Disputes relating to coverage and choice of legal forum may also arise. As a result, various provisions of our policies that are designed to limit our risks, such as limitations or exclusions from coverage (which limit the range and amount of liability to which we are exposed on a policy) or choice of forum (which provides us with a predictable set of laws to govern our policies and the ability to lower costs by retaining legal counsel in fewer jurisdictions), may not be enforceable in the manner we intend and some or all of our other loss limitation methods may prove to be ineffective. One or more catastrophic or other events could result in claims and expenses that substantially exceed our expectations and could have a material adverse effect on our results of operations.

For our reinsurance business, we depend on the policies, procedures and expertise of ceding companies; these companies may fail to accurately assess the risks they underwrite which may lead us to inaccurately assess the risks we assume.

Because we participate in reinsurance markets, the success of our reinsurance underwriting efforts depends in part on the policies, procedures and expertise of the ceding companies making the original underwriting decisions (when an insurer transfers some or all of its risk to a reinsurer, the insurer is sometimes referred to as a “ceding company”). Underwriting is a matter of judgment, involving important assumptions about matters that are inherently unpredictable and beyond the ceding companies’ control and for which historical experience and statistical analysis may not provide sufficient guidance. We face the risk that the ceding companies may fail to accurately assess the risks they underwrite, which, in turn, may lead us to inaccurately assess the risks we assume as reinsurance; if this occurs, the premiums that are ceded to us may not adequately compensate us and we could face significant losses on these reinsurance contracts.

The availability and cost of security arrangements for reinsurance transactions may materially impact our ability to provide reinsurance to insurers domiciled in the United States.

Allied World Assurance Company, Ltd is neither licensed nor admitted as an insurer, nor is it accredited as a reinsurer, in any jurisdiction in the United States. As a result, it is required to post collateral security with respect to any reinsurance liabilities it assumes from ceding insurers domiciled in the United States in order for U.S. ceding companies to obtain credit on their U.S. statutory financial statements with respect to the insurance liabilities ceded to them. Under applicable statutory provisions, the security arrangements may be in the form of letters of credit, reinsurance trusts maintained by trustees or funds-withheld arrangements where assets are held by the ceding company. Allied World Assurance Company, Ltd uses trust accounts and has access to up to $1.55 billion in letters of credit under two letter of credit facilities. The letter of credit facilities impose restrictive covenants, including restrictions on asset sales, limitations on the incurrence of certain liens and required collateral and financial strength levels. Violations of these or other covenants could result in the suspension of access to letters of credit or such letters of credit becoming due and payable. If these letter of credit facilities are not sufficient or drawable or if Allied World Assurance Company, Ltd is unable to renew either or both of these facilities or to arrange for trust accounts or other types of security on commercially acceptable terms, its ability to provide reinsurance to U.S.-domiciled insurers may be severely limited.

In addition, security arrangements with ceding insurers may subject our assets to security interests or may require that a portion of our assets be pledged to, or otherwise held by, third parties. Although the investment income derived from our assets while held in trust typically accrues to our benefit, the investment of these assets is governed by the terms of the letter of credit facilities and the investment regulations of the state of domicile of the ceding insurer, which generally regulate the amount and quality of investments permitted and which may be more restrictive than the investment regulations applicable to us under Bermuda law. These restrictions may result in lower investment yields on these assets, which could adversely affect our profitability.

We depend on a small number of brokers for a large portion of our revenues. The loss of business provided by any one of them could adversely affect us.

We market our insurance and reinsurance products worldwide through insurance and reinsurance brokers. For the nine months ended September 30, 2007, our top four brokers represented approximately 67% of our gross premiums written. Marsh & McLennan Companies, Inc., Aon Corporation and Willis Group Holdings Ltd were responsible for the distribution of approximately 30%, 23% and 10%, respectively, of our gross premiums written for the nine months ended September 30, 2007. Loss of all or a substantial portion of the business provided by any one of those brokers could have a material adverse effect on our financial condition and results of operations.

Our reliance on brokers subjects us to their credit risk.

In accordance with industry practice, we frequently pay amounts owed on claims under our insurance and reinsurance contracts to brokers, and these brokers, in turn, pay these amounts to the customers that have purchased insurance or reinsurance from us. If a broker fails to make such a payment, it is likely that, in most cases, we will be liable to the client for the deficiency because of local laws or contractual obligations. Likewise, when a customer pays premiums for policies written by us to a broker for further payment to us, these premiums are generally considered to have been paid and, in most cases, the client will no longer be liable to us for those amounts, whether or not we actually receive the premiums. Consequently, we assume a degree of credit risk associated with the brokers we use with respect to our insurance and reinsurance business.

We may be unable to purchase reinsurance for our own account on commercially acceptable terms or to collect under any reinsurance we have purchased.

We acquire reinsurance purchased for our own account to mitigate the effects of large or multiple losses on our financial condition. From time to time, market conditions have limited, and in some cases prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance they consider adequate for their business needs. For example, following the events of September 11, 2001, terms and conditions in the reinsurance markets generally became less attractive to buyers of such coverage. Similar conditions may occur at any time in the future, and we may not be able to purchase reinsurance in the areas and for the amounts required or desired. Even if reinsurance is generally available, we may not be able to negotiate terms that we deem appropriate or acceptable or to obtain coverage from entities with satisfactory financial resources.

In addition, a reinsurer’s insolvency, or inability or refusal to make payments under a reinsurance or retrocessional reinsurance agreement with us, could have a material adverse effect on our financial condition and results of operations because we remain liable to the insured under the corresponding coverages written by us.

Our investment performance may adversely affect our financial performance and ability to conduct business.

We derive a significant portion of our income from our invested assets. As a result, our operating results depend in part on the performance of our investment portfolio. Our investment performance is subject to a variety of risks, including risks related to general economic conditions, market volatility and interest rate fluctuations, liquidity risk, and credit and default risk. Additionally, with respect to some of our investments, we are subject to pre-payment or reinvestment risk. As authorized by our board of directors, we may invest up to 20% of our shareholders’ equity in alternative investments, including public and private equities, preferred equities and hedge funds. As a result, we may be subject to restrictions on redemption, which may limit our ability to withdraw funds for some period of time after our initial investment. The values of, and returns on, such investments may also be more volatile.

Because of the unpredictable nature of losses that may arise under insurance or reinsurance policies written by us, our liquidity needs could be substantial and may arise at any time. To the extent we are unsuccessful in correlating our investment portfolio with our expected liabilities, we may be forced to liquidate our investments at times and prices that are not optimal. This could have a material adverse effect on the performance of our investment portfolio. If our liquidity needs or general liability profile unexpectedly change, we may not be successful in continuing to structure our investment portfolio in its current manner.

Any increase in interest rates could result in significant losses in the fair value of our investment portfolio.

Our investment portfolio contains interest-rate-sensitive instruments that may be adversely affected by changes in interest rates. Fluctuations in interest rates affect our returns on fixed income investments. Generally, investment income will be reduced during sustained periods of lower interest rates as higher-yielding fixed income securities are called, mature or are sold and the proceeds reinvested at lower rates. During periods of rising interest rates, prices of fixed income securities tend to fall and realized gains upon their sale are reduced. In addition, we are exposed to changes in the level or volatility of equity prices that affect the value of securities or instruments that derive their value from a particular equity security, a basket of equity securities or a stock index. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. We may not be able to effectively mitigate interest rate sensitivity. In particular, a significant increase in interest rates could result in significant losses, realized or unrealized, in the fair value of our investment portfolio and, consequently, could have an adverse effect on our results of operations.

In addition, our investment portfolio includes mortgage-backed securities. As of September 30, 2007, mortgage-backed securities constituted approximately 31.8% of the fair market value of our aggregate invested assets. Aggregate invested assets include cash and cash equivalents, restricted cash, fixed-maturity securities, a fund consisting of global high-yield fixed-income securities, four hedge funds, balances receivable on sale of investments and balances due on purchase of investments. As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

We may be adversely affected by fluctuations in currency exchange rates.

The U.S. dollar is our reporting currency and the functional currency of all of our operating subsidiaries. We enter into insurance and reinsurance contracts where the premiums receivable and losses payable are denominated in currencies other than the U.S. dollar. In addition, we maintain a portion of our investments and liabilities in currencies other than the U.S. dollar. Assets in non-U.S. currencies are generally converted into U.S. dollars at the time of receipt. When we incur a liability in a non-U.S. currency, we carry such liability on our books in the original currency. These liabilities are converted from the non-U.S. currency to U.S. dollars at the time of payment. We may incur foreign currency exchange gains or losses as we ultimately receive premiums and settle claims required to be paid in foreign currencies.

We have currency hedges in place that seek to alleviate our potential exposure to volatility in foreign exchange rates and intend to consider the use of additional hedges when we are advised of known or probable significant losses that will be paid in currencies other than the U.S. dollar. To the extent that we do not seek to hedge our foreign currency risk or our hedges prove ineffective, the impact of a movement in foreign currency exchange rates could adversely affect our operating results.

We may require additional capital in the future that may not be available to us on commercially favorable terms.

Our future capital requirements depend on many factors, including our ability to write new business and to establish premium rates and reserves at levels sufficient to cover losses. To the extent that the funds generated by insurance premiums received and sale proceeds and income from our investment portfolio are insufficient to fund future operating requirements and cover losses and loss expenses, we may need to raise additional funds through financings or curtail our growth and reduce our assets. Any future financing, if available at all, may be on terms that are not favorable to us.

Conflicts of interests may arise because affiliates of some of our principal shareholders have continuing agreements and business relationships with us, and also may compete with us in several of our business lines.

Affiliates of some of our principal shareholders engage in transactions with our company. Affiliates of one of our principal shareholders — certain affiliates of The Goldman Sachs Group, Inc. (the “Goldman Sachs Funds”) — serve as investment managers for nearly our entire investment portfolio, except for a portion that includes an investment in the AIG Select Hedge Fund Ltd., which is managed by a subsidiary of American International Group, Inc. (“AIG”). On December 14, 2007, we entered into a stock purchase agreement with AIG pursuant to which we purchased an AIG subsidiary whose sole asset was its holding of 11,693,333 of our common shares. The interests of these affiliates of our principal shareholders may conflict with the interests of our company. Affiliates of our principal shareholders, AIG and The Chubb Corporation (“Chubb”), are also customers of our company.

Furthermore, affiliates of AIG, Chubb and the Goldman Sachs Funds may from time to time compete with us, including by assisting or investing in the formation of other entities engaged in the insurance and reinsurance business. Conflicts of interest could also arise with respect to business opportunities that could be advantageous to AIG, Chubb, the Goldman Sachs Funds or other existing shareholders or any of their affiliates, on the one hand, and us, on the other hand. AIG, Chubb and the Goldman Sachs Funds either directly or through affiliates, also maintain business relationships with numerous companies that may directly compete with us. In general, these affiliates could pursue business interests or exercise their voting power as shareholders in ways that are detrimental to us, but beneficial to themselves or to other companies in which they invest or with whom they have a material relationship.

Our business could be adversely affected if we lose any member of our management team or are unable to attract and retain our personnel.

Our success depends in substantial part on our ability to attract and retain our employees who generate and service our business. We rely substantially on the services of our executive management team. If we lose the services of any member of our executive management team, our business could be adversely affected. If we are unable to attract and retain other talented personnel, the further implementation of our business strategy could be impeded. This, in turn, could have a material adverse effect on our business. The location of our global headquarters in Bermuda may also impede our ability to attract and retain talented employees. We currently have written employment agreements with our Chief Executive Officer, Chief Financial Officer, General Counsel and Chief Corporate Actuary and certain other members of our executive management team. We do not maintain key man life insurance policies for any of our employees.

Anti-takeover provisions in our Bye-laws could impede an attempt to replace or remove our directors.

Our Amended and Restated Bye-laws (the “Bye-laws”) contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, the following provisions in our Bye-laws could have such an effect:

•	the election of our directors is staggered, meaning that members of only one of three classes of our directors are elected each year, thus limiting your ability to replace directors,

•	our shareholders have a limited ability to remove directors,

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the total voting power of any shareholder beneficially owning 10% or more of the total voting power of our voting shares will be reduced to less than 10% of the total voting power. Conversely, shareholders owning less than 10% of the total voting power may gain increased voting power as a result of these cutbacks,

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no shareholder may transfer shares if as a result of such transfer any U.S. person (other than some of our principal shareholders, whose share ownership, as a result of a share transfer, may not exceed the percentage of our common shares owned immediately after our initial public offering of common shares in July 2006) owns 10% or more of our shares by vote or value,

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if our directors determine that share ownership of any person may result in a violation of our ownership limitations, our board of directors has the power to force that shareholder to sell its shares and

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our board of directors has the power to issue preferred shares without any shareholder approval, which effectively allows the board to dilute the holdings of any shareholder and could be used to institute a “poison pill” that would work to dilute the share ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors.

RISKS RELATED TO THE INSURANCE AND REINSURANCE BUSINESS

The insurance and reinsurance business is historically cyclical and we expect to experience periods with excess underwriting capacity and unfavorable premium rates and policy terms and conditions.

Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of underwriting capacity, general economic conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense competition on price and policy terms due to excessive underwriting capacity as well as periods when shortages of capacity permit favorable premium rates and policy terms and conditions. Because premium levels for many products have increased over the past several years, the supply of insurance and reinsurance has increased and is likely to increase further, either as a result of capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers. Continued increases in the supply of insurance and reinsurance may have consequences for us, including fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention, and less favorable policy terms and conditions.

Increased competition in the insurance and reinsurance markets in which we operate could adversely impact our operating margins.

The insurance and reinsurance industries are highly competitive. We compete with major U.S. and non-U.S. insurers and reinsurers, including other Bermuda-based insurers and reinsurers, on an international and regional basis. Many of our competitors have greater financial, marketing and management resources. Since September 2001, a number of new Bermuda-based insurance and reinsurance companies have been formed and some of those companies compete in the same market segments in which we operate. Some of these companies have more capital than us. As a result of Hurricane Katrina in 2005, the insurance industry’s largest natural catastrophe loss, and two subsequent substantial hurricanes (Rita and Wilma), existing insurers and reinsurers raised new capital and significant investments were made in new insurance and reinsurance companies in Bermuda.

In addition, risk-linked securities and derivative and other non-traditional risk transfer mechanisms and vehicles are being developed and offered by other parties, including entities other than insurance and reinsurance companies. The availability of these non-traditional products could reduce the demand for traditional insurance and reinsurance. A number of new, proposed or potential industry or legislative developments could further increase competition in our industry. These developments include:

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legislative mandates for insurers to provide specified types of coverage in areas where we or our ceding clients do business, such as the terrorism coverage mandated in the United States Terrorism Risk Insurance Act of 2002, the Terrorism Risk Insurance Extension Act of 2005 and the Terrorism Risk Insurance Revision and Extension Act of 2007, could eliminate or reduce opportunities for us to write those coverages; and

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programs in which state-sponsored entities provide property insurance or reinsurance in catastrophe prone areas, such as recent legislative enactments passed in the State of Florida, or other “alternative market” types of coverage could eliminate or reduce opportunities for us to write those coverages.

New competition from these developments could result in fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention and less favorable policy terms and conditions.

The effects of emerging claims and coverage issues on our business are uncertain.

As industry practices and legal, judicial, social and other conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance and reinsurance contracts may not be known for many years after a contract is issued. Examples of emerging claims and coverage issues include:

•	larger settlements and jury awards in cases involving professionals and corporate directors and officers covered by professional liability and directors and officers liability insurance; and

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a trend of plaintiffs targeting property and casualty insurers in class action litigation related to claims handling, insurance sales practices and other practices related to the conduct of our business.

RISKS RELATED TO LAWS AND REGULATIONS APPLICABLE TO US

Compliance by our insurance subsidiaries with the legal and regulatory requirements to which they are subject is expensive. Any failure to comply could have a material adverse effect on our business.

Our insurance subsidiaries are required to comply with a wide variety of laws and regulations applicable to insurance or reinsurance companies, both in the jurisdictions in which they are organized and where they sell their insurance and reinsurance products. The insurance and regulatory environment, in particular for offshore insurance and reinsurance companies, has become subject to increased scrutiny in many jurisdictions, including the United States, various states within the United States and the United Kingdom. In the past, there have been Congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate offshore reinsurers. It is not possible to predict the future impact of changes in laws and regulations on our operations. The cost of complying with any new legal requirements affecting our subsidiaries could have a material adverse effect on our business.

In addition, our subsidiaries may not always be able to obtain or maintain necessary licenses, permits, authorizations or accreditations. They also may not be able to fully comply with, or to obtain appropriate exemptions from, the laws and regulations applicable to them. Any failure to comply with applicable law or to obtain appropriate exemptions could result in restrictions on either the ability of the company in question, as well as potentially its affiliates, to do business in one or more of the jurisdictions in which they operate or on brokers on which we rely to produce business for us. In addition, any such failure to comply with applicable laws or to obtain appropriate exemptions could result in the imposition of fines or other sanctions. Any of these sanctions could have a material adverse effect on our business.

Our principal insurance subsidiary, Allied World Assurance Company, Ltd, is registered as a Class 4 Bermuda insurance and reinsurance company and is subject to regulation and supervision in Bermuda. The applicable Bermudian statutes and regulations generally are designed to protect insureds and ceding insurance companies rather than shareholders or noteholders. Among other things, those statutes and regulations:

•	require Allied World Assurance Company, Ltd to maintain minimum levels of capital and surplus,

•	impose liquidity requirements which restrict the amount and type of investments it may hold,

•	prescribe solvency standards that it must meet and

•	restrict payments of dividends and reductions of capital and provide for the performance of periodic examinations of Allied World Assurance Company, Ltd and its financial condition.

These statutes and regulations may, in effect, restrict the ability of Allied World Assurance Company, Ltd to write new business. Although it conducts its operations from Bermuda, Allied World Assurance Company, Ltd is not authorized to directly underwrite local risks in Bermuda.

Allied World Assurance Company (U.S.) Inc., a Delaware domiciled insurer, and Allied World National Assurance Company, a New Hampshire domiciled insurer, are both subject to the statutes and regulations of their relevant state of domicile as well as any other state in the United States where they conduct business. In the states where the companies are admitted, the companies must comply with all insurance laws and regulations, including insurance rate and form requirements. Insurance laws and regulations may vary significantly from state to state. In those states where the companies act as surplus lines carriers, the states’ regulation focuses mainly on the company’s solvency.

Allied World Assurance Company (Europe) Limited, an Irish domiciled insurer, operates within the European Union non-life insurance legal and regulatory framework as established under the European Union Non-Life Directives. Allied World Assurance Company (Europe) Limited is required to operate in accordance with the provisions of the Irish Insurance Acts 1909-2000; the Central Bank and Financial Services Authority of Ireland Acts 2003 and 2004; all statutory instruments made thereunder; all statutory instruments relating to insurance made under the European Communities Acts 1972 to 2003; and the requirements of the Irish Financial Regulator.

Allied World Assurance Company (Reinsurance) Limited, an Irish domiciled reinsurer, is regulated by the Irish Financial Regulator pursuant to the provisions of the European Communities (Reinsurance) Regulations 2006 (which transposed the E.U. Reinsurance Directive into Irish law). Pursuant to the provisions of these regulations, reinsurance undertakings may, subject to the satisfaction of certain formalities, carry on reinsurance business in other European Union member states either directly from the home member state (on a services basis) or through local branches (by way of permanent establishment).

Our Bermudian entities could become subject to regulation in the United States.

Neither Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd nor Allied World Assurance Holdings (Ireland) Ltd is licensed or admitted as an insurer, nor is any of them accredited as a reinsurer, in any jurisdiction in the United States. For the nine months ended September 30, 2007, more than 75% of the gross premiums written by Allied World Assurance Company, Ltd, however, are derived from insurance or reinsurance contracts entered into with entities domiciled in the United States. The insurance laws of each state in the United States regulate the sale of insurance and reinsurance within the state’s jurisdiction by foreign insurers. Allied World Assurance Company, Ltd conducts its business through its offices in Bermuda and does not maintain an office, and its personnel do not solicit insurance business, resolve claims or conduct other insurance business, in the United States. While Allied World Assurance Company, Ltd does not believe it is in violation of insurance laws of any jurisdiction in the United States, we cannot be certain that inquiries or challenges to our insurance and reinsurance activities will not be raised in the future. It is possible that, if Allied World Assurance Company, Ltd were to become subject to any laws of this type at any time in the future, we would not be in compliance with the requirements of those laws.

Our holding company structure and regulatory and other constraints affect our ability to pay dividends and make other payments.

Allied World Assurance Company Holdings, Ltd is a holding company, and as such has no substantial operations of its own. It does not have any significant assets other than its ownership of the shares of its direct and indirect subsidiaries. Dividends and other permitted distributions from insurance subsidiaries are expected to be the sole source of funds for Allied World Assurance Company Holdings, Ltd to meet any ongoing cash requirements, including any debt service payments and other expenses, and to pay any dividends to shareholders. Bermuda law, including Bermuda insurance regulations and the Companies Act 1981 of Bermuda (the “Companies Act”) restricts the declaration and payment of dividends and the making of distributions by Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, and Allied World Assurance Holdings (Ireland) Ltd, unless specified requirements are met. Allied World Assurance Company, Ltd is prohibited from paying dividends of more than 25% of its total statutory capital and surplus (as shown in its previous financial year’s statutory balance sheet) unless it files with the Bermuda Monetary Authority at least seven days before payment of such dividend an affidavit stating that the declaration of such dividends has not caused it to fail to meet its minimum solvency margin and minimum liquidity ratio. Allied World Assurance Company, Ltd is also prohibited from declaring or paying dividends without the approval of the Bermuda Monetary Authority if Allied World Assurance Company, Ltd failed to meet its minimum solvency margin and minimum liquidity ratio on the last day of the previous financial year.

Furthermore, in order to reduce its total statutory capital by 15% or more, Allied World Assurance Company, Ltd would require the prior approval of the Bermuda Monetary Authority. In addition, Bermuda corporate law prohibits a company from declaring or paying a dividend if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts. The inability by Allied World Assurance Company, Ltd or Allied World Assurance Holdings (Ireland) Ltd to pay dividends in an amount sufficient to enable Allied World Assurance Company Holdings, Ltd to meet its cash requirements at the holding company level could have a material adverse effect on our business, our ability to make payments on any indebtedness, our ability to transfer capital from one subsidiary to another and our ability to declare and pay dividends to our shareholders.

In addition, Allied World Assurance Company (Europe) Limited, Allied World Assurance Company (Reinsurance) Limited, Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company are subject to significant regulatory restrictions limiting their ability to declare and pay any dividends. In particular, payments of dividends by Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company are subject to restrictions on statutory surplus pursuant to Delaware law and New Hampshire law, respectively. Both states require prior regulatory approval of any payment of extraordinary dividends.

Our business could be adversely affected by Bermuda employment restrictions.

We will need to hire additional employees to work in Bermuda. Under Bermuda law, non-Bermudians (other than spouses of Bermudians, holders of a permanent resident’s certificate and holders of a working resident’s certificate) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Work permits may be granted or extended by the Bermuda government if it is shown that, after proper public advertisement in most cases, no Bermudian (or spouse of a Bermudian, holder of a permanent resident’s certificate or holder of a working resident’s certificate) is available who meets the minimum standard requirements for the advertised position. In 2001, the Bermuda government announced a new immigration policy limiting the total duration of work permits, including renewals, to six to nine years, with specified exemptions for key employees. In March 2004, the Bermuda government announced an amendment to this policy which expanded the categories of occupations recognized by the government as “key” and with respect to which businesses can apply to be exempt from the six-to-nine-year limitations. The categories include senior executives, managers with global responsibility, senior financial posts, certain legal professionals and senior insurance professionals, experienced/specialized brokers, actuaries, specialist investment traders/analysts and senior information technology engineers and managers. All of our Bermuda-based professional employees who require work permits have been granted permits by the Bermuda government. It is possible that the Bermuda government could deny work permits for our employees in the future, which could have a material adverse effect on our business.

RISKS RELATED TO TAXATION

U.S. taxation of our non-U.S. companies could materially adversely affect our financial condition and results of operations.

We believe that our non-U.S. companies, including our Bermuda and Irish companies (collectively, the “non-U.S. companies”), have operated and will operate their respective businesses in a manner that will not cause them to be subject to U.S. tax (other than U.S. federal excise tax on insurance and reinsurance premiums and withholding tax on specified investment income from U.S. sources) on the basis that none of them is engaged in a U.S. trade or business. However, there are no definitive standards under current law as to those activities that constitute a U.S. trade or business and the determination of whether a non-U.S. company is engaged in a U.S. trade or business is inherently factual. Therefore, we cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not contend that a non-U.S. company is engaged in a U.S. trade or business. If any of the non-U.S. companies is engaged in a U.S. trade or business and does not qualify for benefits under the applicable income tax treaty, such company may be subject to U.S. federal income taxation at regular corporate rates on its premium income from U.S. sources and investment income that is effectively connected with its U.S. trade or business. In addition, a U.S. federal branch profits tax at the rate of 30% will be imposed on the earnings and profits attributable to such income. All of the premium income from U.S. sources and a significant portion of investment income of such company, as computed under Section 842 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), requiring that a foreign company carrying on a U.S. insurance or reinsurance business have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risks insured or reinsured by such company, may be subject to U.S. federal income and branch profits taxes.

If Allied World Assurance Company, Ltd (the “Bermuda insurance subsidiary”) or any Bermuda insurance subsidiary we form or acquire in the future is engaged in a U.S. trade or business and qualifies for benefits under the United States-Bermuda tax treaty, U.S. federal income taxation of such subsidiary will depend on whether (i) it maintains a U.S. permanent establishment and (ii) the relief from taxation under the treaty generally applies to non-premium income. We believe that the Bermuda insurance subsidiary has operated and will operate its business in a manner that will not cause it to maintain a U.S. permanent establishment. However, the determination of whether an insurance company maintains a U.S. permanent establishment is inherently factual. Therefore, we cannot assure you that the IRS will not successfully assert that a Bermuda insurance subsidiary maintains a U.S. permanent establishment. In such case, the Bermuda insurance subsidiary will be subject to U.S. federal income tax at regular corporate rates and branch profit tax at the rate of 30% with respect to its income attributable to the permanent establishment. Furthermore, although the provisions of the treaty clearly apply to premium income, it is uncertain whether they generally apply to other income of a Bermuda insurance company. Therefore, if a Bermuda insurance subsidiary of our Company is engaged in a U.S. trade or business, qualifies for benefits under the treaty and does not maintain a U.S. permanent establishment but the treaty is interpreted not to apply to income other than premium income, such subsidiary will be subject to U.S. federal income and branch profits taxes on its investment and other non-premium income as described in the preceding paragraph.

If any of Allied World Assurance Holdings (Ireland) Ltd or our Irish companies is engaged in a U.S. trade or business and qualifies for benefits under the Ireland-United States income tax treaty, U.S. federal income taxation of such company will depend on whether it maintains a U.S. permanent establishment. We believe that each such company has operated and will operate its business in a manner that will not cause it to maintain a U.S. permanent establishment. However, the determination of whether a non-U.S. company maintains a U.S. permanent establishment is inherently factual. Therefore, we cannot assure you that the IRS will not successfully assert that any of such companies maintains a U.S. permanent establishment. In such case, the company will be subject to U.S. federal income tax at regular corporate rates and branch profits tax at the rate of 5% with respect to its income attributable to the permanent establishment.

U.S. federal income tax, if imposed, will be based on effectively connected or attributable income of a non-U.S. company computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that all deductions and credits claimed by a non-U.S. company in a taxable year can be disallowed if the company does not file a U.S. federal income tax return for such year. Penalties may be assessed for failure to file such return. None of our non-U.S. companies filed U.S. federal income tax returns for the 2002 and 2001 taxable years. However, we have filed protective U.S. federal income tax returns on a timely basis for each non-U.S. company for subsequent years in order to preserve our right to claim tax deductions and credits in such years if any of such companies is determined to be subject to U.S. federal income tax.

If any of our non-U.S. companies is subject to such U.S. federal taxation, our financial condition and results of operations could be materially adversely affected.

Our U.S. subsidiaries may be subject to additional U.S. taxes in connection with our interaffiliate arrangements.

Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company (the “U.S. insurance subsidiaries”) are U.S. companies. They reinsure a significant portion of their insurance policies with Allied World Assurance Company, Ltd. While we believe that the terms of these reinsurance arrangements are arm’s length, we cannot assure you that the IRS will not successfully assert that the payments made by the U.S. insurance subsidiaries with respect to such arrangements exceed arm’s length amounts. In such case, our U.S. insurance subsidiaries will be treated as realizing additional income that may be subject to additional U.S. income tax, possibly with interest and penalties. Such excess amount may also be deemed to have been distributed as dividends to the direct parent of the U.S. insurance subsidiaries, Allied World Assurance Holdings (Ireland) Ltd, in which case this deemed dividend will also be subject to a U.S. federal withholding tax of 5%, assuming that the parent is eligible for benefits under the United States-Ireland income tax treaty (or a withholding tax of 30% if the parent is not so eligible). If any of these U.S. taxes are imposed, our financial condition and results of operations could be materially adversely affected.

You may be subject to U.S. income taxation with respect to income of our non-U.S. companies and ordinary income characterization of gains on disposition of our shares under the controlled foreign corporation (“CFC”) rules.

We believe that U.S. persons holding our shares should not be subject to U.S. federal income taxation with respect to income of our non-U.S. companies prior to the distribution of earnings attributable to such income or ordinary income characterization of gains on disposition of shares on the basis that such persons should not be “United States shareholders” subject to the CFC rules of the Code. Generally, each “United States shareholder” of a CFC will be subject to (i) U.S. federal income taxation on its ratable share of the CFC’s subpart F income, even if the earnings attributable to such income are not distributed, provided that such “United States shareholder” holds directly or through non-U.S. entities shares of the CFC; and (ii) potential ordinary income characterization of gains from sale or exchange of the directly owned shares of the non-U.S. corporation. For these purposes, any U.S. person who owns directly, through non-U.S. entities, or under applicable constructive ownership rules, 10% or more of the total combined voting power of all classes of stock of any non-U.S. company will be considered to be a “United States shareholder.” Although our non-U.S. companies may be or become CFCs and certain of our principal U.S. shareholders currently own 10% or more of our common shares, for the following reasons we believe that no U.S. person holding our shares directly, or through non-U.S. entities, should be a “United States shareholder.” First, our Bye-laws provide that if a U.S. person (including any principal shareholder) owns directly or through non-U.S. entities any of our shares, the number of votes conferred by the shares owned directly, indirectly or under applicable constructive ownership rules by such person will be less than 10% of the aggregate number of votes conferred by all issued shares of Allied World Assurance Company Holdings, Ltd. Second, our Bye-laws restrict issuance, conversion, transfer and repurchase of the shares to the extent such transaction would cause a U.S. person holding directly or through non-U.S. entities any of our shares to own directly, through non-U.S. entities or under applicable constructive ownership rules shares representing 10% or more of the voting power in Allied World Assurance Company Holdings, Ltd. Third, our Bye-laws and the bye-laws of our non-U.S. subsidiaries require (i) the board of directors of Allied World Assurance Company, Ltd to consist only of persons who have been elected as directors of Allied World Assurance Company Holdings, Ltd (with the number and classification of directors of Allied World Assurance Company, Ltd being identical to those of Allied World Assurance Company Holdings, Ltd) and (ii) the board of directors of each other non-U.S. subsidiary of Allied World Assurance Company Holdings, Ltd to consist only of persons approved by our shareholders as persons eligible to be elected as directors of such subsidiary. Therefore, U.S. persons holding our shares should not be subject to the CFC rules of the Code (except that a U.S. person may be subject to the ordinary income characterization of gains on disposition of shares if such person owned 10% or more of our total voting power solely under the applicable constructive ownership rules at any time during the 5-year period ending on the date of the disposition when we were a CFC). We cannot assure you, however, that the Bye-law provisions referenced in this paragraph will operate as intended or that we will be otherwise successful in preventing a U.S. person from exceeding, or being deemed to exceed, these voting limitations. Accordingly, U.S. persons who hold our shares directly or through non-U.S. entities should consider the possible application of the CFC rules.

You may be subject to U.S. income taxation under the related person insurance income (“RPII”) rules.

Allied World Assurance Company, Ltd, Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited (the “non-U.S. insurance subsidiaries”), are non-U.S. companies which currently insure and reinsure and are expected to continue to insure and reinsure directly or indirectly certain of our U.S. shareholders (including our U.S. principal shareholders) and persons related to such shareholders. We believe that U.S. persons that hold our shares directly or through non-U.S. entities will not be subject to U.S. federal income taxation with respect to the income realized in connection with such insurance and reinsurance prior to distribution of earnings attributable to such income on the basis that RPII, determined on gross basis, realized by each non-U.S. insurance subsidiary will be less than 20% of its gross insurance income in each taxable year. We currently monitor and will continue to monitor the amount of RPII realized and, when appropriate, will decline to write primary insurance and reinsurance for our U.S. shareholders and persons related to such shareholders. However, we cannot assure you that the measures described in this paragraph will operate as intended. In addition, some of the factors that determine the extent of RPII in any period may be beyond our knowledge or control. For example, we may be considered to insure indirectly the risk of our shareholder if an unrelated company that insured such risk in the first instance reinsures such risk with us. Therefore, we cannot assure you that we will be successful in keeping the RPII realized by the non-U.S. insurance subsidiaries below the 20% limit in each taxable year. Furthermore, even if we are successful in keeping the RPII below the 20% limit, we cannot assure you that we will be able to establish that fact to the satisfaction of the U.S. tax authorities. If we are unable to establish that the RPII of any non-U.S. insurance subsidiary is less than 20% of that subsidiary’s gross insurance income in any taxable year, and no other exception from the RPII rules applies, each U.S. person who owns our shares, directly or through non-U.S. entities, on the last day of the taxable year will be generally required to include in its income for U.S. federal income tax purposes that person’s ratable share of that subsidiary’s RPII for the taxable year, determined as if that RPII were distributed proportionately to U.S. holders at that date, regardless of whether that income was actually distributed.

The RPII rules provide that if a holder who is a U.S. person disposes of shares in a foreign insurance corporation that has RPII (even if the amount of RPII is less than 20% of the corporation’s gross insurance income) and in which U.S. persons own 25% or more of the shares, any gain from the disposition will generally be treated as a dividend to the extent of the holder’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the holder owned the shares (whether or not those earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with specified reporting requirements, regardless of the amount of shares owned. These rules should not apply to dispositions of our shares because Allied World Assurance Company Holdings, Ltd is not itself directly engaged in the insurance business and these rules appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. We cannot assure you, however, that the IRS will interpret these rules in this manner or that the proposed regulations addressing the RPII rules will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of our shares.

U.S. tax-exempt entities may recognize unrelated business taxable income (“UBTI”).

A U.S. tax-exempt entity holding our shares generally will not be subject to U.S. federal income tax with respect to dividends and gains on our shares, provided that such entity does not purchase our shares with borrowed funds. However, if a U.S. tax-exempt entity realizes income with respect to our shares under the CFC or RPII rules, as discussed above, such entity will be generally subject to U.S. federal income tax with respect to such income as UBTI. Accordingly, U.S. tax-exempt entities that are potential investors in our shares should consider the possible application of the CFC and RPII rules.

You may be subject to additional U.S. federal income taxation with respect to distributions on and gains on dispositions of our shares under the passive foreign investment company (“PFIC”) rules.

We believe that U.S. persons holding our shares should not be subject to additional U.S. federal income taxation with respect to distributions on and gains on dispositions of shares under the PFIC rules. We expect that our insurance subsidiaries will be predominantly engaged in, and derive their income from the active conduct of, an insurance business and will not hold reserves in excess of reasonable needs of their business, and therefore qualify for the insurance exception from the PFIC rules. However, the determination of the nature of such business and the reasonableness of such reserves is inherently factual. Furthermore, we cannot assure you, as to what positions the IRS or a court might take in the future regarding the application of the PFIC rules to us. Therefore, we cannot assure you that we will not be considered to be a PFIC. If we are considered to be a PFIC, U.S. persons holding our shares could be subject to additional U.S. federal income taxation on distributions on and gains on dispositions of shares. Accordingly, each U.S. person who is considering an investment in our shares should consult his or her tax advisor as to the effects of the PFIC rules.

Application of a published IRS Revenue Ruling with respect to our insurance or reinsurance arrangements can materially adversely affect us.

The IRS published Revenue Ruling 2005-40 (the “Ruling”) addressing the requirement of adequate risk distribution among insureds in order for a primary insurance arrangement to constitute insurance for U.S. federal income tax purposes. If the IRS successfully contends that our insurance or reinsurance arrangements, including such arrangements with affiliates of our principal shareholders, and with our U.S. subsidiaries, do not provide for adequate risk distribution under the principles set forth in the Ruling, we could be subject to material adverse U.S. federal income tax consequences. See “Certain Tax Considerations”.

Future U.S. legislative action or other changes in U.S. tax law might adversely affect us.

The tax treatment of non-U.S. insurance companies and their U.S. insurance subsidiaries has been the subject of discussion and legislative proposals in the U.S. Congress. We cannot assure you that future legislative action will not increase the amount of U.S. tax payable by our non-U.S. companies or our U.S. subsidiaries. If this happens, our financial condition and results of operations could be materially adversely affected.

We may be subject to U.K. tax, which may have a material adverse effect on our results of operations.

None of our companies are incorporated in the United Kingdom. Accordingly, none of our companies should be treated as being resident in the United Kingdom for corporation tax purposes unless the central management and control of any such company is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. Each of our companies currently intend to manage our affairs so that none of our companies are resident in the United Kingdom for tax purposes.

The rules governing the taxation of foreign companies operating in the United Kingdom through a branch or agency were amended by the Finance Act 2003. The current rules apply to the accounting periods of non-U.K. resident companies which start on or after January 1, 2003. Accordingly, a non-U.K. resident company will only be subject to U.K. corporation tax if it carries on a trade in the United Kingdom through a permanent establishment in the United Kingdom. In that case, the company is, in broad terms, taxable on the profits and gains attributable to the permanent establishment in the United Kingdom. Broadly a company will have a permanent establishment if it has a fixed place of business in the United Kingdom through which the business of the company is wholly or partly carried on or if an agent acting on behalf of the company has and habitually exercises authority in the United Kingdom to do business on behalf of the company. Each of our companies, other than Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited (which have established branches in the United Kingdom), currently intend that we will operate in such a manner so that none of our companies, other than Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited, carry on a trade through a permanent establishment in the United Kingdom.

If any of our U.S. subsidiaries were trading in the United Kingdom through a branch or agency and the U.S. subsidiaries were to qualify for benefits under the applicable income tax treaty between the United Kingdom and the United States, only those profits which were attributable to a permanent establishment in the United Kingdom would be subject to U.K. corporation tax.

If Allied World Assurance Holdings (Ireland) Ltd was trading in the United Kingdom through a branch or agency and it was entitled to the benefits of the tax treaty between Ireland and the United Kingdom, it would only be subject to U.K. taxation on its profits which were attributable to a permanent establishment in the United Kingdom. The branches established in the United Kingdom by Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited constitute a permanent establishment of those companies and the profits attributable to those permanent establishments are subject to U.K. corporation tax.

The United Kingdom has no income tax treaty with Bermuda.

There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on income arising in the United Kingdom (including the profits of a trade carried on there even if that trade is not carried on through a branch agency or permanent establishment), but each of our companies currently operates in such a manner that none of our companies will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of our companies were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of our companies, other than Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited, were to be treated as carrying on a trade in the United Kingdom through a branch agency or of having a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

We may be subject to Irish tax, which may have a material adverse effect on our results of operations.

Companies resident in Ireland are generally subject to Irish corporation tax on their worldwide income and capital gains. None of our companies, other than our Irish companies and Allied World Assurance Holdings (Ireland) Ltd, which resides in Ireland, should be treated as being resident in Ireland unless the central management and control of any such company is exercised in Ireland. The concept of central management and control is indicative of the highest level of control of a company, and is wholly a question of fact. Each of our companies, other than Allied World Assurance Holdings (Ireland) Ltd and our Irish companies, currently intend to operate in such a manner so that the central management and control of each of our companies, other than Allied World Assurance Holdings (Ireland) Ltd and our Irish companies, is exercised outside of Ireland. Nevertheless, because central management and control is a question of fact to be determined based on a number of different factors, the Irish Revenue Commissioners might contend successfully that the central management and control of any of our companies, other than Allied World Assurance Holdings (Ireland) Ltd or our Irish companies, is exercised in Ireland. Should this occur, such company will be subject to Irish corporation tax on their worldwide income and capital gains.

The trading income of a company not resident in Ireland for Irish tax purposes can also be subject to Irish corporation tax if it carries on a trade through a branch or agency in Ireland. Each of our companies currently intend to operate in such a manner so that none of our companies carry on a trade through a branch or agency in Ireland. Nevertheless, because neither case law nor Irish legislation definitively defines the activities that constitute trading in Ireland through a branch or agency, the Irish Revenue Commissioners might contend successfully that any of our companies, other than Allied World Assurance Holdings (Ireland) Ltd and our Irish companies, is trading through a branch or agency in Ireland. Should this occur, such companies will be subject to Irish corporation tax on profits attributable to that branch or agency.

If any of our companies, other than Allied World Assurance Holdings (Ireland) Ltd and our Irish companies, were treated as resident in Ireland for Irish corporation tax purposes, or as carrying on a trade in Ireland through a branch or agency, our results of operations and your investment could be materially adversely affected.

If corporate tax rates in Ireland increase, our business and financial results could be adversely affected.

Trading income derived from the insurance and reinsurance businesses carried on in Ireland by our Irish companies is generally taxed in Ireland at a rate of 12.5%. Over the past number of years, various European Union Member States have, from time to time, called for harmonization of corporate tax rates within the European Union. Ireland, along with other member states, has consistently resisted any movement towards standardized corporate tax rates in the European Union. The Government of Ireland has also made clear its commitment to retain the 12.5% rate of corporation tax until at least the year 2025. Should, however, tax laws in Ireland change so as to increase the general corporation tax rate in Ireland, our results of operations could be materially adversely affected.

If investments held by our Irish companies are determined not to be integral to the insurance and reinsurance businesses carried on by those companies, additional Irish tax could be imposed and our business and financial results could be adversely affected.

Based on administrative practice, taxable income derived from investments made by our Irish companies is generally taxed in Ireland at the rate of 12.5% on the grounds that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Our Irish companies intend to operate in such a manner so that the level of investments held by such companies does not exceed the amount that is integral to the insurance and reinsurance businesses carried on by our Irish companies. If, however, investment income earned by our Irish companies exceeds these thresholds, or if the administrative practice of the Irish Revenue Commissioners changes, Irish corporations tax could apply to such investment income at a higher rate (currently 25%) instead of the general 12.5% rate, and our results of operations could be materially adversely affected.

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations and our investment.

The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act, 1966 of Bermuda, has given each of Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd and Allied World Assurance Holdings (Ireland) Ltd an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd and Allied World Assurance Holdings (Ireland) Ltd or any of their operations, shares, debentures or other obligations until March 28, 2016. See “Certain Tax Considerations — Taxation of Our Companies — Bermuda”. Given the limited duration of the Minister of Finance’s assurance, we cannot be certain that we will not be subject to any Bermuda tax after March 28, 2016.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus or the accompanying prospectus supplement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. These statements include in general forward-looking statements both with respect to us and the insurance industry. Statements that are not historical facts, including statements that use terms such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “seeks” and “will” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them.

In addition to the factors described in “Risk Factors,” we believe that these factors include, but are not limited to, the following:

•	the inability to obtain or maintain financial strength ratings by one or more of our insurance subsidiaries,

•	changes in insurance or financial rating agency policies or practices,

•	the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time,

•

the effects of investigations into market practices, in particular insurance and insurance brokerage practices, together with any legal or regulatory proceedings, related settlements and industry reform or other changes arising therefrom,

•	greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated,

•	the impact of acts of terrorism, political unrest, acts of war and pandemic diseases,

•	the effects of terrorist-related insurance legislation and laws,

•	the effectiveness of our loss limitation methods,

•	changes in the availability or creditworthiness of our brokers or reinsurers,

•	changes in the availability, cost or quality of reinsurance coverage,

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates, prevailing credit terms and other factors that could affect our investment portfolio,

•	changes in agreements and business relationships with affiliates of some of our principal shareholders,

•	loss of key personnel,

•	decreased level of demand for direct property and casualty insurance or reinsurance or increased competition due to an increase in capacity of property and casualty insurers or reinsurers,

•	the effects of competitors’ pricing policies and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products,

•	changes in Bermuda law or regulation or the political stability of Bermuda,

•	changes in legal, judicial and social conditions,

•	if we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere and

•	changes in regulations or tax laws applicable to us, our subsidiaries, brokers, customers or U.S. insurers or reinsurers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by Allied World will be used by us and our subsidiaries for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR SHARE CAPITAL

The following description of our share capital summarizes specified provisions of our Bye-laws and our Memorandum of Association (“Memorandum”). These summaries do not purport to be complete and are subject to, and are qualified in their entirety by, our Bye-laws and Memorandum. Copies of our Bye-laws and Memorandum are filed as exhibits to the registration statement of which this prospectus forms a part.

GENERAL

Our authorized share capital on December 14, 2007 consisted of approximately 333,333,333 shares, of which 60,434,860 common shares were outstanding. As of December 14, 2007, there were 112 holders of record of our common shares.

COMMON SHARES

Our common shares are listed on the New York Stock Exchange under the symbol “AWH.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or our Memorandum or Bye-laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

Holders of our common shares are entitled to receive dividends if and when those dividends are declared by our board of directors, subject to rights of holders of preference shares, if any. As of the date of this prospectus, no preference shares have been issued.

Voting Common Shares

As of December 14, 2007, there were 42,978,632 voting common shares outstanding. Holders of our voting common shares have no pre-emptive, redemption, conversion or sinking fund rights. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy more than 50% of the common shares (without giving effect to the limitation on voting rights described below). Subject to the limitation on voting rights and except as set forth below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. Under our Bye-laws, the holders of a majority of the common shares present in person or by proxy at a meeting at which a quorum is present and voting thereon (after giving effect to the limitation on voting rights) must generally approve a merger or amalgamation with another company. Under Bermuda law, the holders of 75% of the common shares present in person or by proxy and voting thereon (after giving effect to the limitation on voting rights) at a meeting at which a quorum is present, must approve a discontinuation of our company from Bermuda to another jurisdiction.

In the event of a liquidation, dissolution or winding-up of our company, the holders of our common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities. Upon completion of our offering, all outstanding common shares will be fully paid and nonassessable. Authorized but unissued shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of the board of directors without the approval of the shareholders with such rights, preferences and limitations as the board of directors may determine.

Voting common shares shall not be convertible into non-voting common shares, except that if a Goldman Sachs Fund or any affiliate thereof owns directly, by attribution or constructively any common shares, all voting common shares owned directly, by attribution and constructively by such fund or any affiliate thereof shall convert into non-voting common shares. Such non-voting common shares shall revert to being voting common shares after the date they are no longer owned by such fund or its affiliates. Upon our request, each such fund or affiliate must timely identify all shares subject to the application of the foregoing rules.

Non-Voting Common Shares

As of December 14, 2007, there were 17,456,228 non-voting common shares in issue. Holders of our non-voting common shares have the same rights as the holders of common shares, except that (unless otherwise granted a vote according to the provisions of the Companies Act) they have no right to vote on any matters put before the shareholders. If holders of our non-voting common shares are entitled to vote on corporate matters under the Companies Act, those holders may cast votes corresponding with their shares in proportion to the votes cast by holders of our voting common shares for, against or abstaining from any resolution.

At the present time, we have no intention to issue additional non-voting common shares except in the event a stock dividend or other distribution in kind is declared on outstanding non-voting common shares.

Limitations on Voting Rights

Each voting common share has one vote on a poll of the shareholders, except that, if and for as long as (i) the number of controlled shares (as described below) of any person would constitute 10% or more of the total combined voting power of all classes of our shares, as determined under Treasury Regulations (after giving effect to any prior reduction in voting power as described below), and (ii) if such person is a U.S. person, it owns directly or through non-U.S. entities any of our shares, such person’s controlled shares, regardless of the identity of their registered holder, will confer a number of votes as determined by the following formula:

((T - C)÷ 9) - 1

Where: (1) “T” is the aggregate number of votes conferred by all of our issued shares immediately prior to the application of the formula with respect to such controlled shares, adjusted to take into account each reduction in such aggregate number of votes that results from a prior reduction in the exercisable votes conferred by any controlled shares pursuant to the sequencing provision (as defined below) as at the same date;

(2) “C” is the aggregate number of votes conferred by controlled shares attributable to such person. “Controlled shares” of any person means all voting shares (i) owned or with respect to persons who are U.S. persons deemed owned by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code by that person, or (ii) beneficially owned directly or indirectly within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder other than Excluded Controlled Shares (as defined below).

The formula will be applied successively as many times as may be necessary to ensure that no person (except a U.S. person who does not own any of our shares directly or through non-U.S. entities) will be a 10% shareholder at any time (the “sequencing provision”). For the purposes of determining the votes exercisable by shareholders as at any date, the formula will be applied to the controlled shares of each person in declining order based on the respective numbers of controlled shares attributable to each person. Thus, the formula will be applied first to the shares held by the person to whom the largest number of controlled shares are attributable and thereafter sequentially with respect to the controlled shares of the person with the next largest number of controlled shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting common shares as of that date, as reduced by the prior application of the formula to any controlled shares of any person as of that date. “10% shareholder” means a person who owns, in the aggregate, (1) directly, (2) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (3) beneficially, directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act, issued or issuable shares of our company representing 10% or more of the total combined voting rights attaching to the issued common shares and the issued shares of any other class or classes of shares of the Company other than, with respect to clause (3), the shares owned by a bank, broker, dealer or investment adviser which does not have or exercise the power to vote those shares and which has only passive investment intent as reflected in its ability to file beneficial ownership reports on Schedule 13G under the Exchange Act with respect to the common shares it holds (known as “Excluded Controlled Shares”).

The directors are empowered to require any shareholder to provide information as to that shareholder’s legal or beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or persons or any other facts the directors may deem relevant to a determination of the number of controlled shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to that type of request or submitting incomplete or untrue information.

The directors retain certain discretion to make any final adjustments to the aggregate number of votes attaching to the shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% shareholder at any time.

PREFERENCE SHARES

Pursuant to the Bye-laws and Bermuda law, the board of directors by resolution may establish one or more series of preference shares in such number and having such designations, relative voting rights, dividend rates, liquidation and other rights, preferences, policies and limitations as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of us. As of the date of this prospectus, no preference shares have been issued.

The preference shares, upon issuance against full consideration, will be fully paid and nonassessable. This section describes the general terms and provisions of the preference shares. The applicable prospectus supplement will describe the specific terms of the preference shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those preference shares. You should refer to the Memorandum, the Bye-laws and any applicable Certificate of Designation, Preferences and Rights or similar document or other governing instrument for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-laws.

Subject to the specification of the above terms of preference shares in a supplement to this prospectus, we anticipate that the terms of such preference shares will correspond to those set forth below.

Dividends

The holders of preference shares may be entitled to receive dividends, if any, at the rate established in accordance with the Bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by our board of directors. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the board of directors may fix for such purpose. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares, if applicable, must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the common shares. The holders of preference shares may not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares may be entitled to receive out of our assets in money or monies worth the liquidation preference with respect to that class or series of preference shares. These holders may also receive an amount in cash equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of common shares.

It is possible that, in the case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares may share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series of preference shares, the following general redemption provisions will apply to each class or series of preference shares.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the U.S., and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate, except for the right of the holders of the shares:

•	to transfer such shares prior to the date fixed for redemption;

•

to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth day preceding the date fixed for redemption, to exercise privileges of conversion, if any, not previously expired.

Any monies so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such monies which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the law of Bermuda. Any portion of the monies so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the Bye-laws.

The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the Memorandum and the Bye-laws, the basic conversion price per ordinary share for a class or series of preference shares, as fixed by the board of directors, may be subject to adjustment from time to time as follows:

•

In case Allied World (1) pays a dividend or makes a distribution in common shares to all holders of outstanding common shares as a class, (2) subdivides or splits the outstanding common shares into a larger number of shares or (3) combines the outstanding common shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event may be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

•

In case Allied World issues to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares may be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of the number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of Allied World in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•

In case Allied World distributes to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares may be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the board of directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per common share on any date may be based upon the average of the high and low sales prices of the common shares, as reported in the New York Stock Exchange – Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for a certain number of consecutive trading days commencing a specified number of trading days before such date.

No adjustment, if applicable, will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than $0.50. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation or merger.

No dividend adjustment with respect to any preference shares or common shares will be made in connection with any conversion.

Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

We will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized common shares for the conversion of all shares of all then outstanding classes or series of preference shares which are convertible into common shares.

Reissuance of Shares

Any preference shares retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the board of directors in the same manner as any other authorized and unissued preference shares.

Voting Rights

Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

Whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, may have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. In such case, we will use our best efforts to increase the number of directors constituting the board of directors to the extent necessary to effectuate such right.

Whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special general meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the board of directors, if applicable, will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our Chief Executive Officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the Bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one such holder to call such meeting at our expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.

At any annual or special general meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the board of directors will be filled by vote of a majority of the board of directors pursuant to the Bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting of shareholders or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

Whether or not we are being wound up, the rights attached to any class or series of preference shares may only be varied with the consent in writing of the holders of three-quarters of the issued shares of that class or series, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the shares of that class or series at a separate general meeting in accordance with Section 47(7) of the Companies Act 1981 of Bermuda. The rights attached to any class or series of preference shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with such class or series of the preference shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of preference shares are not entitled to vote on any amalgamation, consolidation, merger or statutory share exchange, except to the extent that such a transaction would vary the rights attached to any class or series of preference shares, in which case any such variation is subject to the approval process described above. Holders of preference shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions In Event of Default In Dividends On Preferences Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1) we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2) we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the board of directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

TRANSFER AGENT

Our registrar and transfer agent for each of our common shares is Continental Stock Transfer & Trust Company.

RESTRICTION ON TRANSFER OF SHARES

The Bye-laws contain several provisions restricting the transferability of common shares. The directors are required to decline to register a transfer of common shares (including a conversion into voting shares) if they have reason to believe that the result of that transfer would be to cause (1) any U.S. person to become a 10% shareholder (as determined without giving effect to any adjustments to voting rights discussed under “Common Shares — Limitation on Voting Rights” above) other than a person who does not own any of our shares directly or through

non-U.S. entities, (2) any of AIG, Chubb or the Goldman Sachs Funds (collectively, the “founders”), any affiliate of a founder or any person to whom shares owned by a founder are attributed by reason of the ownership of person by such founder, to own (after taking into account the founder back-attribution convention), directly, through non-U.S. entities or constructively under the Code, a greater percentage of the common shares and our shares of any other class or classes as determined by the proportionate value of such shares the greater of (x) 9.99% and (y) the percentage of shares than such person owned as of the effective date of the Bye-laws (other than as a result of any affiliate of a Goldman Sachs Fund holding shares as an underwriter, market maker, broker, dealer or investment adviser, up to 24.5%), or (3) any U.S. person, other than a founder, to own directly, through non-U.S. entities or constructively under the Code, 10% or more of common shares and our shares of any other class or classes as determined by the aggregate value of such shares. Similar restrictions apply to our ability to issue or repurchase shares.

In applying the constructive ownership rules of Section 958(b) of the Code for purposes of the restrictions described in the preceding paragraph, the rules of Section 318(a)(3) and U.S. Treasury Regulations 1.958-2(d) will only apply with respect to the founders and their affiliates to the extent that the rules would attribute to a founder or its affiliate the shares owned (directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code) by (1) a person that owns 25% or more of one of such founder, by vote or value, or (2) an affiliate of one of such founder. This is known as the “founder back-attribution convention.”

The directors (or their designee), in their absolute discretion, may also decline to register the transfer of any shares (including a conversion into voting shares) if they have reason to believe that (1) the transfer could expose us or any of our subsidiaries, any shareholder or any person ceding insurance to us or to any of our subsidiaries, to, or materially increase the risk of, material adverse tax or regulatory treatment in any jurisdiction or (2) the transfer is required to be registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state of the United States or any other jurisdiction, and that requirement has not been complied with.

We are authorized to request information from any holder or prospective acquiror of shares as necessary to give effect to the transfer, conversion, issuance and repurchase restrictions described above, and may decline to effect that transaction if complete and accurate information is not received as requested.

Conyers Dill & Pearman, our Bermuda counsel, has advised us that, while the precise form of the restrictions on transfer contained in the Bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of those shares will be deemed to own the shares for dividend, voting and reporting purposes until a transfer of the shares has been registered on our register of members.

If our directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of such refusal. Our directors may designate our Chief Executive Officer to exercise his authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as that officer is also a director.

The restrictions on transfer described above will not be imposed in a way that would interfere with the settlement of trades or transactions in the common shares entered into or through the New York Stock Exchange. However, our directors may decline to register transfers in accordance with the Bye-laws after a settlement has taken place.

ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS

Our Bye-laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-law provisions could prevent the removal of our current board of directors and management.

In addition to those provisions of the Bye-laws discussed above under “Restrictions on Transfers of Shares,” set forth below is a description of certain other provisions of the Bye-laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS

Our Bye-laws provide that our board of directors is divided into three classes of approximately equal size. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of a majority of the votes cast in accordance with the provisions of our Bye-laws. Further, our Bye-laws fix the size of the board of directors at not less than seven directors (although the incumbent board of directors may increase its size up to a maximum of 13 directors).

Our classified board of directors makes it more difficult for shareholders to change the composition of our board of directors even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-law provisions may deter changes in the composition of the board of directors or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

Our Bye-laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	requisition special general meetings.

Generally, the Bye-laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-laws are met. These requirements include the giving of written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking of specified actions within specified time periods, and requiring a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

We have available for issuance a large number of authorized but unissued shares. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by New York stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make more difficult a change in our control. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the board of directors, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share may be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement of which this prospectus forms a part, or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of such securities.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description sets forth the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary may distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares may be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares may not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERENCE SHARES

Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) may be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2 /3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. Unless otherwise provided in the related prospectus supplement, the deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

Unless otherwise provided in the related prospectus supplement, (1) we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements, (2) we will pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares, and (3) holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

MISCELLANEOUS

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our and their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities. The following description sets forth the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Our senior debt securities are to be issued under a senior indenture between us and The Bank of New York, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under a subordinated indenture between us and The Bank of New York, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indentures and the subordinated indentures are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.”

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indentures and the subordinated indentures are substantially identical, except for provisions relating to subordination.

GENERAL

The indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of us, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) as described below under “Certain Provisions Applicable to Subordinated Debt Securities — Subordination of the Subordinated Debt Securities Issued By Allied World” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•

whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•

whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of the subordinated debt securities issued by us, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•

whether, under what circumstances and in which currency we will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.1)

We will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7, 10.2 and 11.6)

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5)

We will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable. (Section 10.2)

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or our covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities, whether issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, the Memorandum and the Bye-laws.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any Person (whether or not affiliated with us) or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person (whether or not affiliated with us), or (2) permit any Person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) in the case of (1) above, such Person is a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met.

EVENTS OF DEFAULT

Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

•

default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 60 days;

•

default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	failure to file timely periodic reports with the Commission that continues for 180 days after written notice;

•

default by us in the performance, or breach, of any other covenant or warranty of ours contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture;

•	certain events relating to bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided in or pursuant to the indenture.

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (5) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (5) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, we may withhold such notice if and so long as a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in clause (3) or (4) of the second preceding paragraph, no such notice to holders will be given until at least 60 days after the default occurs.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

MODIFICATION AND WAIVER

We and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

•

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

•	change our obligation to pay additional amounts with respect to any debt security,

•

change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require us to repay any debt security at the option of the holder, adversely affect the right of repayment at the option of such holder, of any affected debt security,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, any debt security is payable,

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture,

•

modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

•

make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms,

•	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

We and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.1)

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 10.8) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

Under each indenture, we are required to furnish the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.9)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 4.1)

Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold monies for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date. (Section 4.2)

Such a trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

•

with respect to registered securities, we have delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

•	with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.2)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or confederation or association of governments or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, and which, in the case of clauses (1) or (2), are not callable or redeemable at our option, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

REDEMPTION

Unless otherwise described in a prospectus supplement relating to any debt securities, we may, at our option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We do not currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series provide for the payment of additional amounts, we may redeem such debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time, we receive an opinion of counsel stating that as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to us or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that we will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use or reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.

Unless otherwise described in a prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, or Allied World will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

•

the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

•	we determine that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect;

•	an Event of Default with respect to a series of the debt securities has occurred and is continuing; or

•	the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, we will pay to the holder of the debt securities of such series the additional amounts as described herein and therein.

We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, we will not be required to pay any additional amounts for or on account of:

•

any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

•	any combination of items (1), (2), and (3).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4)

As further described above under “Redemption”, in certain cases where debt securities of a series provide for the payment of additional amounts, we may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY ALLIED WORLD

Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. (Section 16.1 of our subordinated indenture). As of December 14, 2007, we had an aggregate of $513.9 million principal plus accrued interest on outstanding Senior Indebtedness. In the event of:

(1)	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2)	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3)	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of our subordinated indenture)

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full. (Section 16.4 of our subordinated indenture)

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of our subordinated indenture)

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1)	the subordinated debt securities;

(2)	Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3)	Indebtedness of ours to an Affiliate of ours;

(4)	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

(5)	trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of our subordinated indenture)

Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

INFORMATION CONCERNING THE TRUSTEE

Allied World may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with The Bank of New York and its affiliates in the ordinary course of business.

Under each indenture, The Bank of New York is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The applicable prospectus supplement will describe the specific terms of the warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

GENERAL

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants may be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will describe the specific terms of the debt warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt warrants.

GENERAL

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

(1)	senior debt securities or subordinated debt securities of ours;

(2)	preference shares; or

(3)	debt obligations of third parties, including U.S. Treasury securities.

The applicable prospectus supplement will describe the specific terms of the share purchase contracts offered by that prospectus supplement and any general terms outlined in this section that will not apply to those share purchase contracts. The applicable prospectus supplement will also specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, depositary shares, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

(1)	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2)	a description of the terms of any unit agreement governing the units; and

(3)	a description of the provisions for the payment, settlement, transfer or exchange of the units.

CERTAIN TAX CONSIDERATIONS

The following is a summary of certain tax considerations relating to our company and the holders of common shares or preference shares based on current law. There may be legislative, judicial or administrative changes in the future that could affect the tax consequences described below, potentially with retroactive effect. The statements as to U.S. federal income tax law set forth below represent the opinion of Willkie Farr & Gallagher LLP, our U.S. legal counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). The statements as to Bermuda tax law set forth below represent the opinion of Conyers Dill & Pearman, our Bermuda legal counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). The statements as to U.K. tax law set forth below represent the legal opinion of Norton Rose LLP, our U.K. legal counsel, as to such tax laws (subject to qualifications and assumptions set forth in such statements). The statements as to Irish tax law set forth below represent the legal opinion of William Fry Tax Advisers Limited, our Irish legal counsel, as to such tax laws (subject to qualifications and assumptions set forth in such statements). The statements as to our beliefs, expectations and views do not represent our legal opinion or that of our counsel. Our counsel have not made any independent factual or accounting determinations, including determinations concerning the amount of Related Person Insurance Income (“RPII”), the reasonableness of our reserves or the relationships among shareholders, insureds and others. Additionally, for these purposes, statements as to the future actions of and intent of our company are not, and should not be taken to be, advice of counsel. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNING COMMON OR PREFERENCE SHARES.

TAXATION OF OUR COMPANIES

BERMUDA

Under current Bermuda law, there is no income tax, withholding tax, capital gains tax or capital transfer tax payable by Allied World Assurance Company Holdings, Ltd or its Bermuda subsidiaries. Allied World Assurance Company Holdings, Ltd and its Bermuda subsidiaries have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, to the effect that if any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, is enacted, that tax will not be applicable to these companies or any of their operations or their shares, debentures or other obligations until March 28, 2016. This assurance is subject to the proviso that it is not construed so as to prevent the application of any tax or duty to persons that are ordinarily resident in Bermuda (our company and its Bermuda subsidiaries are not currently resident in Bermuda) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the property leased to our company or its Bermuda subsidiaries.

U.S. TAXATION OF OUR NON-U.S. COMPANIES

U.S. Trade or Business. We believe that our non-U.S. companies have operated and will operate their respective businesses in a manner that will not cause them to be subject to U.S. federal tax (other than U.S. withholding and excise taxes discussed below) on the basis that none of them is engaged in a U.S. trade or business. However, there are no definitive standards under current law as to those activities that constitute a U.S. trade or business and the determination of whether a non-U.S. company is engaged in a U.S. trade or business is inherently factual. Therefore, we cannot assure you that the IRS will not contend that a non-U.S. company is engaged in a U.S. trade or business. If any of the non-U.S. companies is engaged in a U.S. trade or business and does not qualify for benefits under the applicable income tax treaty such company will be subject to U.S. federal income taxation at regular corporate rates on its premium income from U.S. sources and investment income that is effectively connected with its U.S. trade or business. In addition, U.S. federal branch profits tax at the rate of 30% will be imposed on the earnings and profits attributable to such income. All of the premium income from U.S. sources and a significant portion of investment income of such company, as computed under Section 842 of the Code, requiring that a foreign company carrying on a U.S. insurance or reinsurance business have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risks insured or reinsured by such company, may be subject to U.S. federal income and branch profits taxes.

The Bermuda insurance subsidiary (or any Bermuda insurance subsidiary we form or acquire in the future) will not qualify for the benefits of the United States-Bermuda tax treaty if (1) 50% or less of its stock is beneficially owned, directly or indirectly, by individuals who are U.S. citizens or residents or Bermuda residents or (2) its income is used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are neither Bermuda residents nor U.S. citizens or residents. The latter limitation could apply, inter alia, if we pay an amount of premiums for ceded reinsurance to such persons that is substantial in relation to our gross premiums. While we cannot give you any assurance, based upon our share ownership, and based upon the conduct of our business in Bermuda, we believe that we are eligible for benefits under the United States-Bermuda tax treaty. However, because of the factual nature of determining eligibility for treaty benefits, which is subject to future change as facts develop, there can be no assurance that a Bermuda insurance subsidiary of our Company qualifies or will qualify for the treaty benefits or that we will be able to establish such qualification to the satisfaction of the U.S. tax authorities. If a Bermuda insurance subsidiary of our Company is engaged in a U.S. trade or business and qualifies for benefits under the treaty, U.S. federal income taxation of such subsidiary will depend on whether (i) it maintains a U.S. permanent establishment and (ii) the relief from taxation under the treaty generally extends to non-premium income. We believe that the Bermuda insurance subsidiary has operated and will operate its business in a manner that will not cause it to maintain a U.S. permanent establishment. However, the determination of whether an insurance company maintains a U.S. permanent establishment is inherently factual. Therefore, we cannot assure you that the IRS will not successfully assert that a Bermuda insurance subsidiary maintains a U.S. permanent establishment. In such case, the subsidiary will be subject to U.S. federal income tax at regular corporate rates and branch profit tax at the rate of 30% with respect to its income attributable to the permanent establishment. Furthermore, although the provisions of the treaty clearly apply to premium income, it is uncertain whether they generally apply to other income of a Bermuda insurance company. Therefore, if a Bermuda insurance subsidiary of our Company is engaged in a U.S. trade or business, qualifies for benefits under the treaty and does not maintain a U.S. permanent establishment, but the treaty is interpreted not to apply to income other than premium income, such subsidiary will be subject to U.S. federal income and branch profits taxes on its investment and other non-premium income as described in the preceding paragraph.

Allied World Assurance Holdings (Ireland) Ltd and our Irish companies will qualify for the benefits of the Ireland-United States tax treaty if the conditions for such qualification discussed below under “U.S. Taxation of Our U.S. Subsidiaries” (subject to the qualifications and assumptions set forth therein) are satisfied for each such company. If any of such companies is engaged in a U.S. trade or business and qualifies for benefits under the Ireland-United States income tax treaty, U.S. federal income taxation of such company will depend on whether it maintains a U.S. permanent establishment. We believe that each such company has operated and will operate its business in a manner that will not cause it to maintain a U.S. permanent establishment. However, the determination of whether a non-U.S. company maintains a U.S. permanent establishment is inherently factual. Therefore, we cannot assure you that the IRS will not successfully assert that any of such companies maintains a U.S. permanent establishment. In such case, the company will be subject to U.S. federal income tax at regular corporate rates and branch profit tax at the rate of 5% with respect to its income attributable to the permanent establishment.

U.S. federal income tax, if imposed, will be based on effectively connected or attributable income of a non-U.S. company computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that all deductions and credits claimed by a non-U.S. company in a taxable year can be disallowed if the company does not file a U.S. federal income tax return for such year. Penalties may be assessed for failure to file such return. None of our non-U.S. companies filed U.S. federal income tax returns for 2002 and 2001 taxable years. However, we have filed protective U.S. federal income tax returns on a timely basis for each non-U.S. company for subsequent years in order to preserve our right to claim tax deductions and credits in such years if any of such companies is determined to be subject to U.S. federal income tax.

U.S. Witholding Tax. Non-U.S. companies not engaged in a U.S. trade or business are nonetheless subject to U.S. federal withholding tax at a rate of 30% of the gross amount of specified “fixed or determinable annual or periodical gains, profits and income” (such as dividends and certain interest on investments) derived from sources within the United States, subject to exemptions under the Code and reduction by the Ireland-United States income treaty with respect to Allied World Assurance Holdings (Ireland) Ltd and our Irish companies to the extent they are eligible for the treaty benefits. Income realized with respect to our investments may be subject to such tax.

U.S. Excise Tax. The United States also imposes a federal excise tax on insurance and reinsurance premiums paid to our non-U.S. insurance subsidiaries with respect to risks located in the United States. The rates of tax applicable to premiums paid to our non-U.S. insurance subsidiaries are currently 4% of gross directly-written property or casualty insurance premiums and 1% of gross reinsurance premiums.

Risk Distribution. Statements as to U.S. federal tax set forth in this summary are predicated on our insurance and reinsurance arrangements, including such arrangements with affiliates of our principal shareholders and with our U.S. subsidiaries, qualifying as “insurance” for U.S. federal tax purposes. The IRS published Revenue Ruling 2005-40 (the “Ruling”), which addresses the requirement of adequate risk distribution among insureds in order for a primary insurance arrangement to constitute insurance for U.S. federal income tax purposes. If, under the principles set forth in the Ruling, the IRS successfully contends that our insurance or reinsurance arrangements do not provide for adequate risk distribution, we could be subject to material adverse U.S. federal income tax consequences, possibly including the following: (i) amounts paid to date and hereafter by our U.S. subsidiaries and other insured and reinsured with respect to risks located in the United States to our non-U.S. insurance subsidiaries potentially are subject to a 30% withholding tax, (ii) the United States-Bermuda tax treaty does not apply, thus increasing the risk of U.S. federal income taxation of our non-U.S. insurance subsidiaries, (iii) the gross income of the U.S. subsidiaries is not reduced by the amount of “premiums” paid to our non-U.S. insurance subsidiaries. Such an outcome could negatively impact our financial condition and results of operations. You are urged to consult your own tax advisor as to the potential application of the Ruling to us, its potential tax implications to you and possible impact on the value of common shares or preference shares. See also “— Taxation of Shareholders — U.S. Taxation of Holders — U.S. Holders — Passive Foreign Investment Companies.”

U.S. TAXATION OF OUR U.S. SUBSIDIARIES

Our U.S. subsidiaries are organized in the United States and are fully subject to U.S. federal, state and local taxes on their income. Furthermore, dividends paid by our U.S. subsidiaries to their direct parent, Allied World Assurance Holdings (Ireland) Ltd, are subject to U.S. withholding tax of 5%, assuming that Allied World Assurance Holdings (Ireland) Ltd is eligible for benefits under the United States-Ireland income tax treaty. In general, Allied World Assurance Holdings (Ireland) Ltd will be eligible for such benefits if (1) at least 50% of its shares, measured by vote or value, are owned directly or indirectly by other persons eligible for benefits under the treaty or by residents or citizens of the United States and (2) deductible amounts paid or accrued by Allied World Assurance Holdings (Ireland) Ltd to persons other than persons eligible for benefits under the treaty or residents or citizens of the United States (but not including certain arm’s length payments made in the ordinary course of business) do not exceed 50% of the gross income of Allied World Assurance Holdings (Ireland) Ltd. Based upon our share ownership and based upon the conduct of our business in Ireland, we believe that Allied World Assurance Holdings (Ireland) Ltd will be eligible for benefits under the United States-Ireland income tax treaty. However, because of the factual nature of determining eligibility for treaty benefits, which is subject to future change as facts develop, there can be no assurance that Allied World Assurance Holdings (Ireland) Ltd will qualify for treaty benefits or that we will be able to establish such qualification to the satisfaction of the U.S. tax authorities.

Our U.S. insurance subsidiaries reinsure a significant portion of their insurance policies with Allied World Assurance Company, Ltd. While we believe that the terms of these reinsurance arrangements are arm’s length, we cannot assure you that the IRS will not successfully assert that the payments made by our U.S. insurance subsidiaries with respect to such arrangements exceed arm’s length amounts. In such case, our U.S. insurance subsidiaries will be treated as realizing additional income that may be subject to additional U.S. income tax, possibly with interest and penalties. Such excess amount may be also deemed distributed as dividends to the direct parent of the U.S. insurance subsidiaries, Allied World Assurance Holdings (Ireland) Ltd, in which case this deemed dividend will also be subject to a U.S. federal withholding tax of 5%, assuming that the parent is eligible for benefits under the United States-Ireland income tax treaty (or a withholding tax of 30% if the parent is not so eligible). If any of these U.S. taxes is imposed, our financial condition and results of operations could be materially adversely affected.

Furthermore, if the IRS successfully contends that our insurance or reinsurance arrangements do not provide for adequate risk distribution under the principles set forth in the Ruling, as discussed under “— U.S. Taxation of Our Non-U.S. Companies — Risk Distribution,” the amounts paid to date and hereafter by our U.S. subsidiaries and other insured and reinsured with respect to risks located in the United States to our non-U.S. insurance subsidiaries potentially would be subject to a 30% withholding tax, and the gross income of the U.S.

subsidiaries would not be reduced by the amount of “premiums” paid to our non-U.S. insurance subsidiaries. Such an outcome could have material adverse U.S. federal income tax consequences to our U.S. subsidiaries.

The tax treatment of foreign insurance companies and their U.S. insurance subsidiaries has been the subject of Congressional discussion and legislative proposals. There can be no assurance that future legislative action will not increase the amount of U.S. tax payable by our non-U.S. companies or our U.S. subsidiaries.

UNITED KINGDOM

None of our companies are incorporated in the United Kingdom. Accordingly, none of our companies should be treated as being resident in the United Kingdom for corporation tax purposes unless the central management and control of any such company is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. Each of our companies currently intend to manage our affairs so that none of our companies are resident in the United Kingdom for tax purposes.

The rules governing the taxation of foreign companies operating in the United Kingdom through a branch or agency were amended by the Finance Act 2003. The current rules apply to the accounting periods of non-U.K. resident companies which start on or after January 1, 2003. Accordingly, a non-U.K. resident company will only be subject to U.K. corporation tax if it carries on a trade in the United Kingdom through a permanent establishment in the United Kingdom. In that case, the company is, in broad terms, taxable on the profits and gains attributable to the permanent establishment in the United Kingdom. Broadly a company will have a permanent establishment if it has a fixed place of business in the United Kingdom through which the business of the company is wholly or partly carried on or if an agent acting on behalf of the company has and habitually exercises authority in the United Kingdom to do business on behalf of the company. The maximum rate of U.K. corporation tax is currently 30% on profits of whatever description, although this rate is due to be reduced to 28% from April 1, 2008. Currently, no U.K. withholding tax applies to distributions paid by such permanent establishment.

Each of our companies, other than Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited (which have established branches in the United Kingdom), currently intend that we will operate in such a manner so that none of our companies, other than Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited, carry on a trade through a permanent establishment in the United Kingdom.

If any of our U.S. subsidiaries were trading in the United Kingdom through a branch or agency and the U.S. subsidiaries were to qualify for benefits under the applicable income tax treaty between the United Kingdom and the United States, only those profits which were attributable to a permanent establishment in the United Kingdom would be subject to U.K. corporation tax.

Allied World Assurance Holdings (Ireland) Ltd and our Irish companies should be entitled to the benefits of the tax treaty between Ireland and the United Kingdom if they are resident in Ireland. If Allied World Assurance Holdings (Ireland) Ltd was trading in the United Kingdom through a branch or agency and it was entitled to the benefits of the tax treaty between Ireland and the United Kingdom it would only be subject to U.K. taxation on its profits which were attributable to a permanent establishment in the United Kingdom. The branches established in the United Kingdom by Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited constitute a permanent establishment of those companies and the profits attributable to those permanent establishments are subject to U.K. corporation tax.

The United Kingdom has no income tax treaty with Bermuda.

There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on income arising in the United Kingdom (including the profits of a trade carried on there even if that trade is not carried on through a branch agency or permanent establishment) but each of our companies currently operates in such a manner that none of our companies will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of our companies were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of our companies, other than Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited, were to be treated as carrying on a trade in the United Kingdom through a branch agency or of having a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

IRELAND

Allied World Assurance Holdings (Ireland) Ltd and our Irish companies currently intend to manage their affairs so that each of them is, and will continue to be, resident in Ireland for Irish tax purposes. Assuming that Allied World Assurance Holdings (Ireland) Ltd and our Irish companies are and will continue to be resident in Ireland for Irish tax purposes, such companies will be subject to Irish corporation tax on their worldwide income and capital gains.

Allied World Assurance Company (Reinsurance) Limited and Allied World Assurance Company (Europe) Limited carry on a trade in the United Kingdom through branch offices. As such, profits from those branch activities would be liable to U.K. taxation and would also be liable to Irish corporation tax. A credit against the Irish corporation tax liability is available for any U.K. tax paid on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

Income derived by our Irish companies from an Irish trade (i.e., a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (that is income from passive investments, income from non-Irish trades and income from certain dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. Published administrative statements of the Irish Revenue Commissioners, suggest that investment income earned by our Irish companies will be taxed in Ireland at a rate of 12.5% provided that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Other investment income earned by our Irish companies will generally be taxed in Ireland at an effective rate of 25%.

Capital gains realized by Allied World Assurance Holdings (Ireland) Ltd and our Irish companies will generally be subject to Irish corporation tax at an effective rate of 20% except in the case of a disposal of a 5% trading subsidiary which is tax resident in the European Union or a country with which Ireland has a double tax treaty which may qualify for an exemption from capital gains tax.

As our Irish companies are Irish tax resident companies, distributions made by such companies to Allied World Assurance Holdings (Ireland) Ltd will not be taken into account in computing the taxable income of Allied World Assurance Holdings (Ireland) Ltd. Irish withholding tax will also not apply to distributions made by any of our Irish companies to Allied World Assurance Holdings (Ireland) Ltd. Provided that the common shares of Allied World Assurance Company Holdings, Ltd are regularly traded on the New York Stock Exchange, Irish withholding tax will not apply to distributions paid by Allied World Assurance Holdings (Ireland) Ltd to Allied World Assurance Company Holdings, Ltd provided Allied World Assurance Company Holdings, Ltd has made an appropriate declaration, in prescribed form, to Allied World Assurance Holdings (Ireland) Ltd prior to the distribution being made.

None of us, other than Allied World Assurance Holdings (Ireland) Ltd and our Irish companies, will be resident in Ireland for Irish tax purposes unless the central management and control of any such company is, as a matter of fact, located in Ireland. See “Risk Factors — Risks Related to Taxation — We may be subject to Irish tax, which may have a material adverse effect on our results of operations.”

A company not resident in Ireland for Irish tax purposes can nevertheless be subject to Irish corporation tax if it carries on a trade through a branch or agency in Ireland or capital gains tax if it disposes of certain specified assets (e.g. Irish land, minerals or mineral rights, or shares deriving the greater part of their value directly or indirectly from such assets). In such cases, the charge to Irish corporation tax is limited to trading income connected with the branch or agency, and capital gains tax is limited to capital gains on the disposal of assets used in the branch or agency which are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above.

TAXATION OF SHAREHOLDERS

BERMUDA TAXATION OF HOLDERS

Currently, there is no Bermuda income tax, withholding tax, capital gains tax, capital transfer tax, or estate or inheritance tax, payable by investors in relation to the acquisition, ownership or disposition of our common shares or preference shares.

U.S. TAXATION OF HOLDERS

General

The following discussion addresses material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our common shares or preference shares. It applies to you only if you acquire common shares or preference shares and hold those common shares or preference shares as capital assets for tax purposes. It does not discuss the tax consequences applicable to all categories of investors and does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization (except to the extent discussed under “— U.S. Holders — UBTI of Tax-Exempt Holders”),

•	a life insurance company,

•	a person liable for alternative minimum tax,

•

person that actually or constructively owns 10% or more of our voting stock, except to the extent discussed under “— U.S. Holders — Classification as Controlled Foreign Corporations” and “— Dispositions of Common Shares or Preference Shares,”

•	a person that holds common shares or preference shares as part of a straddle or a hedging or conversion transaction, or

•	a U.S. holder whose functional currency is not the U.S. dollar.

You are a U.S. holder if you are a beneficial owner of common shares or preference shares and you are:

•	a citizen or resident of the United States,

•	a corporation, or other entity treated for U.S. federal income tax purposes as a corporation, in either case created or organized in or under the laws of the United States or any state thereof,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If a partnership, or other entity classified as a partnership for U.S. federal income tax purposes, holds our common shares or preference shares, the tax treatment of a partner in such partnership or a member in such entity will generally depend on the status of the partner or member and the activities of the partnership or such entity. If you are a partner of a partnership holding such common shares or preference shares, you should consult your tax advisor.

We refer to a beneficial owner of common shares or preference shares that is not a U.S. person for U.S. federal income tax purposes as a “non-U.S. holder.”

You should consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares or preference shares in your particular circumstances.

U.S. Holders

Distributions on common shares or preference shares. Under U.S. federal income tax laws, and subject to the “controlled foreign corporation” (which we refer to below as CFC) rules, the RPII rules and the passive foreign investment company (which we refer to below as PFIC) rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15%, provided you meet certain holding period requirements. Dividends we pay with respect to the common shares or preference shares generally will be qualified dividend income, provided the common shares or preference shares are readily tradeable on an established securities market in the United States in the year that you receive the dividend. Dividends paid in taxable years beginning on or after January 1, 2011 will be taxed at then-applicable ordinary income rates.

A dividend paid by us generally will not be eligible for the dividends-received deduction that is generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the common shares or preference shares and thereafter as capital gain.

Classification as controlled foreign corporations. Under Section 951(a) of the Code, each “United States shareholder” of a CFC who owns shares in the CFC directly or indirectly through non-U.S. entities on the last day of the CFC’s taxable year must include in its gross income for U.S. federal income tax purposes its ratable share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. As a factual matter, we anticipate that substantially all of our income (other than the retained earnings of our U.S. subsidiaries) will be subpart F income. Under Section 951(b) of the Code, any U.S. corporation, citizen, resident or other U.S. person who owns, directly or indirectly through non-U.S. entities, or is considered to own (by application of the rules of constructive ownership set forth in Section 958(b) of the Code, generally applying to family members, partnerships, estates, trusts or controlled corporations or holders of certain options), 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation will be considered to be a “United States shareholder.” In general, a non-U.S. insurance company (such as any of our non-U.S. insurance subsidiaries) will, other than for purposes of RPII as described below, be treated as a CFC whose “United States shareholders” will be subject to the CFC rules only if those “United States shareholders” collectively own more than 25% of the total combined voting power or total value of the corporation’s stock for an uninterrupted period of 30 days or more during any tax year.

Although our non-U.S. companies may be or become CFCs, subject to the discussion of RPII below, assuming that the Bye-laws are applied such that no U.S. person owning any of our shares directly or through non-U.S. entities owns or is considered to own 10% or more of the total combined voting power of all classes of stock of Allied World Assurance Holding, Ltd and no U.S. person owning any of our shares directly or through non-U.S. entities exercises 10% or more of the total combined voting power of Allied World Assurance Holding, Ltd, and assuming that the directors of each of Allied World Assurance Company, Ltd, Allied World Assurance Holdings (Ireland) Ltd, Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited are elected in accordance with the requirements of such company’s Bye-laws and the Bye-laws of its immediate parent company, a U.S. person who acquires common shares or preference shares should not be treated as a “United States shareholder” of a CFC that is required to include amounts in income under Section 951(a) of the Code with respect to our non-U.S. companies. We intend to elect the directors of each of our non-U.S. subsidiaries in accordance with the requirements of the applicable Bye-laws, and we intend to apply our Bye-laws such that no U.S. person owning any of our shares directly or through non-U.S. entities owns, or is deemed to own for U.S. tax purposes, 10% or more of our company’s total combined voting power and no U.S. person owning any of our shares directly or through non-U.S. entities exercises, or is deemed to exercise for U.S. tax purposes, more than 10% of our company’s total combined voting power. However, we cannot assure that we will be successful in preventing a U.S. person from exceeding, or being deemed to exceed, these ownership and voting limitations. Accordingly, U.S. persons who hold our shares directly or through non-U.S. entities should consider the possible application of the CFC rules.

If such rules were to apply, your ratable share of our subpart F income would be taxable to you at rates applicable to ordinary income and not at the favorable rates applicable to qualified dividend income, unless Congress or the IRS, in future action, specifically provides otherwise.

RPII Companies. U.S. persons (including our principal U.S. shareholders) currently own, directly, indirectly or constructively, 25% or more of stock by vote or value of our non-U.S. insurance subsidiaries. Accordingly, under the RPII rules of the Code, U.S. persons that hold our shares directly or through non-U.S. entities will be subject to U.S. federal income taxation with respect to the RPII realized by a non-U.S. insurance subsidiary prior to the distribution of earnings attributable to such income unless:

•

direct or indirect insureds and persons related to those insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning directly or indirectly less than 20% of the voting power and less than 20% of the value of the capital stock of such subsidiary,

•	gross RPII realized by such subsidiary is less than 20% of its gross insurance income for the taxable year,

•	the subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business and to waive all treaty benefits with respect to RPII, or

•	the subsidiary elects to be treated as a U.S. corporation.

RPII generally includes underwriting premiums and related investment income attributable to insurance or reinsurance policies with respect to which the direct or indirect insured is either a U.S. person that holds our shares directly or through non-U.S. entities or a “related person” to such U.S. person. Generally, the term “related person” for this purpose means someone who controls or is controlled by the U.S. person or someone who is controlled by the same person or persons which control the U.S. person. “Control” means the ownership of either more than 50% in value or more than 50% in voting power of stock directly, indirectly or constructively, applying the indirect and constructive ownership rules similar to the rules of Section 958 of the Code. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly, indirectly or constructively more than 50%, measured by vote or value, of the stock of the corporation.

Our non-U.S. insurance subsidiaries insure or reinsure and may insure or reinsure, directly and through our U.S. subsidiaries, our shareholders (including our principal shareholders) and persons related to such shareholders. Such principal shareholders and related persons currently own and may continue to own after the completion of any offering hereunder 20% or more of the value of the capital stock of our non-U.S. insurance subsidiaries indirectly. Further, none of the non-U.S. insurance subsidiaries has made, and none intends to make, either of the two elections listed above as RPII exceptions. Thus, for our non-U.S. insurance subsidiaries, the only exception that may currently be available would be the second one described above, which requires the gross RPII of each subsidiary to be less than 20% of its gross insurance income.

We currently monitor and will continue to monitor the amount of RPII realized and, when appropriate, will decline to write primary insurance and reinsurance for our U.S. shareholders and persons related to such shareholders. We believe that U.S. persons who hold our shares directly or through non-U.S. entities will not be subject to U.S. federal income taxation with respect to the RPII realized by our non-U.S. insurance subsidiaries prior to the distribution of earnings attributable to such income because each of our non-U.S. insurance subsidiaries intends to operate in a manner that would allow it to qualify for at least one of the RPII exceptions, and we expect that gross RPII realized by each of our non-U.S. insurances subsidiaries to be less than 20% of its gross insurance income. However, we cannot assure you that the measures described in this paragraph will operate as intended. In addition, some of the factors that determine the extent of RPII in any period may be beyond our knowledge or control. For example, we may be considered to insure indirectly the risk of our shareholder if an unrelated company that insured such risk in the first instance reinsures such risk with us. Therefore, we cannot assure you that we will be successful in keeping the RPII of these non-U.S. insurance subsidiaries below the 20% limit described above. Furthermore, even if we are successful in keeping the RPII below the 20% limit, we cannot assure you that we will be able to establish that fact to the satisfaction of the U.S. tax authorities.

If we are unable to establish that any one of our non-U.S. insurance subsidiaries qualifies for any of these RPII exceptions in any taxable year, each U.S. person owning, directly or through non-U.S. entities, our shares (and therefore owning indirectly capital stock in such non-U.S. insurance subsidiary) at the end of such taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of such subsidiary’s RPII for the entire taxable year (even if it owns our common shares or preference shares for less than the entire year) determined as if that RPII were to be distributed proportionately only to the U.S. holders at that date, but limited to such subsidiary’s current-year earnings and profits reduced by each holder’s ratable share, if any, of such subsidiary’s specified prior-year deficits in earnings and profits.

UBTI of Tax-Exempt Holders. A U.S. tax-exempt entity holding our shares generally will not be subject to U.S. federal income tax with respect to dividends and gains on our shares, provided that such entity does not purchase our shares with borrowed funds. However, if a U.S. tax-exempt entity realizes income with respect to our shares under the CFC or RPII rules, as discussed above, such entity will be generally subject to U.S. federal income tax with respect to such income as UBTI. Accordingly, U.S. tax-exempt entities that are potential investors in our common shares or preference shares should consider the possible application of the CFC and RPII rules.

Dividend and Basis. A U.S. holder’s tax basis in its common shares or preference shares will be increased by the amount of any RPII or other subpart F income that the holder includes in income. The holder may exclude from income the amount of any distribution by our company to the extent of the RPII or other subpart F income included in income for the year in which the distribution was paid or for any prior year. The U.S. holder’s tax basis in its common shares or preference shares will be reduced by the amount of any distributions of that type that are excluded from income. A U.S. holder will generally not be able to exclude from income distributions made to previous holders of his or her common shares or preference shares if such common shares or preference shares are purchased in the public trading markets and the holder is therefore unable to identify the previous holder and demonstrate that the previous holder had previously included the RPII or other subpart of income in income.

Information Reporting. Each U.S. person who is a direct or indirect holder of our common shares or preference shares on the last day of our taxable year must attach to the income tax or information return it would normally file for the period which includes that date a Form 5471 if any one of our non-U.S. insurance subsidiaries is a CFC for RPII purposes for any continuous 30-day period during its taxable year, whether or not any net RPII income is required to be reported. We believe that none of our non-U.S. insurance subsidiaries will be considered to be a CFC for this purpose and, for that reason, Form 5471 will not be required, for any taxable year in which each of our non-U.S. insurance subsidiaries’ gross RPII constitutes less than 20% of its gross insurance income. For any year in which the gross RPII of any one of our foreign insurance subsidiaries constitutes 20% or more of its gross insurance income, we intend to provide Form 5471 to holders of our common shares or preference shares for attachment to the U.S. tax returns of our direct or indirect U.S. holders. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization will be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties.

Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made or whether any of those changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to our non-U.S. insurance subsidiaries is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe “such regulations as may be necessary to carry out the purpose of this subsection including… regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, there can be no assurance that the IRS will not challenge any determinations by us as to the amount, if any, of RPII that should be includible in the income of a holder of common shares or preference shares or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person who is considering an investment in common shares or preference shares should consult its own tax advisor as to the effects of these uncertainties.

Dispositions of Common Shares or Preference Shares. Subject to the discussion below relating to the potential application of Section 1248 of the Code or of the PFIC rules, if you are a U.S. holder, you will, upon the sale or exchange of any common shares or preference shares, recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% (which maximum rate is presently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011) where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Section 1248 of the Code provides that if a U.S. person disposes of stock in a foreign corporation and that person owned directly, indirectly or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares would be treated as dividend income to the extent of the CFC’s earnings and profits during the period that the holder held the shares (with certain adjustments). Such dividend income will be subject to a maximum tax rate of 15% if you are a noncorporate holder and the other requirements described above under “RPII Companies” and “Dividend and Basis” are satisfied. A 10% U.S. holder may in certain circumstances be required to report a disposition of shares of a CFC by attaching Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs. Section 953(c)(7) of the Code generally provides that Section 1248 also will apply to the sale or exchange of shares in a non-U.S. corporation that earns RPII if the non-U.S. corporation would be taxed as an insurance company if it were a U.S. corporation, regardless of whether the holder is a 10% holder or whether RPII constitutes 20% or more of the corporation’s gross insurance income. Existing Treasury regulations do not address whether Section 1248 of the Code and the requirement to file Form 5471 would apply if the non-U.S. corporation is not a CFC but the non-U.S. corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a U.S. corporation. Section 1248 of the Code and the requirement to file Form 5471 should not apply to dispositions of common shares or preference shares because (1) we should not, as discussed above, have any U.S. holders that own directly, indirectly or constructively 10% or more of the total combined voting power of our company (except a U.S. holder that owned 10% or more of our total voting power solely under the constructive ownership rules of Section 958(b) of the Code at any time during the 5-year period ending on the date of the disposition when we were a CFC) and (2) Allied World Assurance Company Holdings, Ltd is not itself directly engaged in the insurance business and these provisions appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business.

We cannot assure you, however, that the IRS will interpret the RPII rules in the manner set forth above or that the proposed regulations addressing the RPII rules will not be amended or promulgated in final form so as to provide that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of common shares or preference shares. If that were to occur, we would notify holders that Section 1248 and the requirement to file Form 5471 will apply to dispositions of common shares or preference shares. Thereafter, we would send a notice after the end of each calendar year to all persons who were holders during the year notifying them that Section 1248 and the requirement to file Form 5471 apply to dispositions of common shares or preference shares. We would attach to this notice a copy of Form 5471 completed with all of our company’s information and instructions for completing the holder’s information.

Foreign Tax Credit. If U.S. persons own a majority of our common shares or preference shares, and if a portion of our income is U.S. source income, only a portion of the current income inclusions under the CFC, RPII and PFIC rules, if any, and of dividends paid by our company (including gain from the sale of common shares or preference shares, if any, that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing your U.S. foreign tax credit limitation. We believe that a majority of our common shares or preference shares are owned by U.S. persons and that a portion of our income will be U.S. source income. We will consider providing holders with information regarding the portion of any amounts constituting foreign source income to the extent that information is reasonably available. It is likely that substantially all of the RPII and dividends that are foreign source income will constitute either “passive” or “financial services” income for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. holders to utilize excess foreign tax credits to reduce U.S. tax on that income.

Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to non-U.S. corporations that are “passive foreign investment companies” (PFICs). In general, a non-U.S. corporation will be a PFIC if 75% or more of its income constitutes “passive income” or 50% or more of its assets produce passive income. If Allied World Assurance Company Holdings, Ltd is characterized as a PFIC at any time during the time a U.S. holder held our common shares or preference shares, such holder will be subject to a penalty tax at the time of their sale of, or receipt of an “excess distribution” with respect to our common shares or preference shares, unless the U.S. holder made a mark-to-market election or elected to be taxed on the ratable share of the earnings of Allied World Assurance Company Holdings, Ltd whether or not those earnings were distributed. In such case, a U.S. holder will receive an “excess distribution” if the amount of the distribution to such holder with respect to the common shares or preference shares is more than 125% of the average distribution with respect to the common shares or preference shares during the three preceding taxable years (or shorter period during which the holder held the shares). If, in addition to Allied World Assurance Company Holdings, Ltd being treated as a PFIC, any other non-U.S. company is characterized as a PFIC, the ownership of its shares may be attributed to a U.S. holder for purposes of the PFIC rules. A distribution from such company to Allied World Assurance Company Holdings, Ltd or Allied World Assurance Holdings (Ireland) Ltd (each, a “holding company”), as applicable, may be also treated as an “excess distribution” to a U.S. holder, determined as set forth in the preceding sentence with respect to the shares owned by attribution. In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the taxpayers owned the shares but not paid, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate throughout the taxpayer’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for that period. Finally, if Allied World Assurance Company Holdings, Ltd is characterized as a PFIC for its taxable year in which dividends are paid on common shares or preference shares or for the preceding taxable year, such dividends will be taxed at ordinary income rates and not at the favorable rates applicable to qualified dividend income.

For the above purposes, passive income is defined to include income of a kind which would be foreign personal holding company income under Section 954(c) of the Code, and generally includes interest, dividends, annuities and other investment income. However, the PFIC statutory provisions contain an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business…” This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. In our view, each of Allied World Assurance Company, Ltd, Allied World Assurance Company (Europe) Limited, Allied World Assurance Company (Reinsurance) Limited, Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company is predominantly engaged in, and each derives its income from the active conduct of, an insurance business and does not have financial reserves in excess of the reasonable needs of its insurance business. Moreover, because the determination of whether a corporation is predominantly engaged in, and derives its income from the active conduct of, an insurance business and whether such corporation has financial reserves in excess of the reasonable needs of its insurance business is factual in nature and subject to future change as facts develop, there can be no assurance that any of our companies is in fact predominantly engaged in, or that it derives its income from the active conduct of, an insurance business or, if so, whether any such company has financial reserves in excess of the reasonable needs of its insurance business.

The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received “directly its proportionate share of the income…” and as if it “held its proportionate share of the assets…” of any other corporation in which it owns at least 25% by value of the stock. Under the look-through rule, although Allied World Assurance Company Holdings, Ltd is not directly engaged in the insurance business, Allied World Assurance Company Holdings, Ltd should be deemed to own the assets and to receive directly the income of its direct and indirect insurance subsidiaries for purposes of determining whether it qualifies for the aforementioned insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions. We believe that Allied World Assurance Company Holdings, Ltd (through our insurance subsidiaries) will be predominantly engaged in, and derive its income from the active conduct of, an insurance business and will not have financial reserves in excess of the reasonable needs of its insurance business. Therefore, neither it nor any of our insurance subsidiaries should be considered a PFIC. We cannot assure you, however, as to what positions the IRS or a court might take in the future regarding the application of the PFIC rules to us. No regulations interpreting these specific issues under the PFIC provisions have yet been issued. Therefore, substantial uncertainty exists with respect to their application and the possible retroactivity of any future regulations. Each U.S. person who is considering an investment in common shares or preference shares should consult his tax advisor as to the effects of the PFIC rules.

Furthermore, if the IRS successfully contends that our insurance or reinsurance arrangements do not provide for adequate risk distribution under the principles set forth in the Ruling, as discussed under “— Taxation of Our Companies — U.S. Taxation of Our Non-U.S. Companies — Risk Distribution,” we may be characterized as a PFIC. Such an outcome could have material adverse U.S. federal income tax consequences on our shareholders. You are urged to consult your own tax advisor as to the potential tax consequences of the Ruling, including potential taxation of your investment in common shares or preference shares under the PFIC rules.

Non-U.S. Holders

If you are a non-U.S. holder, dividends paid to you in respect of common shares or preference shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In those cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your common shares or preference shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Nonresident alien individuals will not be subject to U.S. estate tax with respect to common shares or preference shares.

Backup Withholding Information Reporting

Dividend payments or other taxable distributions made to you on common shares or preference shares within the United States or by a U.S. payor generally will be subject to IRS information reporting unless you are a

non-U.S. holder, corporation or another exempt recipient (and if required establish the exemption). Payments of proceeds of sale of common shares or preference shares by a non-exempt holder effected at a U.S. office of a broker generally will be also subject to information reporting. Non-U.S. holders may be required to establish their exemption from information reporting by certifying their status on applicable IRS Form W-8.

In general, payments with respect to common shares or preference shares that are reportable, as discussed above, will be subject to U.S. federal backup withholding tax if the shareholder: (i) fails to provide an accurate taxpayer identification number, (ii) is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns, or (iii) in certain circumstances, fails to comply with applicable certification requirements. However, information reporting but not backup withholding will apply to a payment of sale proceeds made outside the United States if the holders sell common shares or preference shares through a non-U.S. office of a broker that is a U.S. person or has certain other contact with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

The foregoing discussion is based upon current law. The tax treatment of a holder of common shares or preference shares, or of a person treated as a holder of common shares or preference shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares or preference shares.

Prospective investors should consult their own tax advisors concerning the federal, state, local and non-U.S. tax consequences of ownership and disposition of the common shares or preference shares.

Possible Changes in U.S. Tax Law; Proposed Legislation

The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a CFC, is a PFIC or has RPII are subject to change. Such changes could be introduced on a retroactive basis. Legislation has been introduced from time to time in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States. We cannot assure you that future legislative action, rulemaking activity, or regulatory or enforcement actions will not increase the amount of U.S. tax payable by us or our subsidiaries, or adversely affect the U.S. tax treatment of our shareholders. If this happens, our financial condition and results of operations could be materially adversely affected.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

(1)	through agents;

(2)	to or through underwriters;

(3)	through dealers; or

(4)	directly to purchasers.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the Bermuda Monetary Authority, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the Bermuda Monetary Authority, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the U.S. or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s public reference rooms at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference rooms. Our common shares are listed on the New York Stock Exchange under the symbol “AWH” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to effectiveness of this registration statement and after the date of this prospectus and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1)	Our Current Reports on Form 8-K filed with the Commission on January 5, 2007, January 16, 2007, February 21, 2007, March 2, 2007, March 6, 2007, March 14, 2007, March 19, 2007, March 23, 2007, April 12, 2007, December 3, 2007 and December 17, 2007;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

(3)	Our Annual Report on Form 10-K for the year ended December 31, 2006;

(4)	Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 22, 2007; and

(5)	The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July 6, 2006, including any amendment or report for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: Allied World Assurance Company Holdings, Ltd, Attn.: Corporate Secretary, 27 Richmond Road, Pembroke, HM 08, Bermuda, (441) 278-5400.

LEGAL OPINIONS

Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. The description of U.S. tax laws will be passed upon by Willkie Farr & Gallagher LLP. The description of Bermuda tax laws will be passed upon by Conyers Dill & Pearman. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon us or those persons or to recover against us or them on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for investors to recover against us based upon such judgments.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee	$	*
Trustee’s fees and expenses		20,000
Printing and engraving expenses		125,000
Rating agency fees		350,000
Accounting fees and expenses		85,000
Legal fees and expenses		400,000
Blue Sky fees and expenses		10,000
Miscellaneous		75,000

Total		$1,065,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

We are a Bermuda exempted company. Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our Bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

Under a shareholders agreement entered into among the company and various shareholders that participated in a private placement of our common shares, each shareholder also agreed to release each director (or alternate director) and officer and waive any and all claims against them for acts or omissions in their capacity as a director (or alternate director) or officer, except for fraud or dishonesty.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and a(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(d) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allied World Assurance Company Holdings, Ltd certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 31st day of December 2007.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

By:	/s/ Scott A. Carmilani
Scott A. Carmilani
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott A. Carmilani and Wesley D. Dupont, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission and/or the Bermuda Registrar of Companies, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. Carmilani Name: Scott A. Carmilani	President and Chief Executive Officer, Director (Principal Executive Officer)	December 31, 2007

/s/ Joan H. Dillard Name: Joan H. Dillard	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 31, 2007

/s/ Michael I.D. Morrison Name: Michael I.D. Morrison	Chairman of the Board of Directors	December 31, 2007

/s/ Bart Friedman Name: Bart Friedman	Deputy Chairman of the Board of Directors	December 31, 2007

/s/ James F. Duffy Name: James F. Duffy	Director	December 31, 2007

/s/ Scott Hunter Name: Scott Hunter	Director	December 31, 2007

/s/ Mark R. Patterson Name: Mark R. Patterson	Director	December 31, 2007

/s/ Samuel J. Weinhoff Name: Samuel J. Weinhoff	Director	December 31, 2007

/s/ Donald J. Puglisi Puglisi & Associates	Authorized Representative in the United States	December 31, 2007

EXHIBIT NUMBER	DESCRIPTION

*1.1	Form of Underwriting Agreement relating to common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units

3.1(1)	Memorandum of Association

3.2(1)	Amended and Restated Bye-laws

*3.3	Form of Certificate of Designation, Preferences and Rights relating to preference shares

4.1(1)	Specimen Common Share Certificate

4.2	Form of Senior Indenture between Allied World Assurance Company Holdings, Ltd, as Issuer, and The Bank of New York, as Trustee

4.3	Form of Subordinated Indenture between Allied World Assurance Company Holdings, Ltd, as Issuer, and The Bank of New York, as Trustee

*4.4	Form of Share Warrant Agreement

*4.5	Form of Share Warrant Certificate

*4.6	Form of Debt Warrant Agreement

*4.7	Form of Debt Warrant Certificate

*4.8	Form of Deposit Agreement

*4.9	Form of Standard Share Purchase Contract Provisions

*4.10	Form of Share Purchase Unit Agreement

*4.11	Form of Unit Agreement

5.1	Opinion of Conyers Dill & Pearman as to the legality of the common shares, preference shares, depository shares, senior debt securities, subordinated debt securities, warrants, share purchase contracts, share purchase units and units

5.2	Opinion of Willkie Farr & Gallagher LLP as to the legality of the senior debt securities, subordinated debt securities, warrants, share purchase contracts, share purchase units and units

8.1	Opinion of Willkie Farr & Gallagher LLP as to certain tax matters

8.2	Opinion of Conyers Dill & Pearman as to certain tax matters (included in Exhibit 5.1)

EXHIBIT NUMBER	DESCRIPTION
12.1	Statement regarding the computation of ratio of earnings to fixed charges

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibits 5.2 and 8.1)

23.3	Consent of Deloitte & Touche

24.1	Power of Attorney (included on the signature pages hereto)

25.1	Statement of Eligibility of The Bank of New York on Form T-1, as trustee for the Senior Indenture of Allied World

25.2	Statement of Eligibility of The Bank of New York on Form T-1, as trustee for the Subordinated Indenture of Allied World

(1)	Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-132507) which was declared effective by the Commission on July 11, 2006.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.